                                                                    EXHIBIT 10.3

                         MANAGEMENT SERVICES AGREEMENT

                                    BETWEEN

                      ELECTRONIC DATA SYSTEMS CORPORATION

                                      AND

                          UNIGRAPHICS SOLUTIONS INC.

                         MANAGEMENT SERVICES AGREEMENT

                               TABLE OF CONTENTS

                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATION


                                   ARTICLE 2
                                     TERM

 2.1    Stated Term........................................................... 1
 2.2    Renewal............................................................... 1
 2.3    Transition Assistance................................................. 1

                                   ARTICLE 3
                                   SERVICES

 3.1    Management and Other Services......................................... 2
 3.2    Standard of Care...................................................... 2
 3.3    Manner and Place of Performance....................................... 2
 3.4    Recipients of Services................................................ 2
 3.5    Subcontracting Services............................................... 2
 3.6    Information Regarding Services........................................ 2
 3.7    Legal Services........................................................ 3
 3.8    Warranty Disclaimer................................................... 3

                                   ARTICLE 4
                                 SERVICE LEVEL

 4.1    Continuation of Level................................................. 3
 4.2    Mid-year Changes in Level............................................. 3
 4.3    Procedure for Level Change............................................ 3

                                   ARTICLE 5
                      DISCONTINUANCE OF OPTIONAL SERVICES

 5.1    Procedure............................................................. 3
 5.2    Service Level and Price of Discontinued Services...................... 4
 5.3    Impossible Optional Services.......................................... 4
 5.4    Transition Assistance................................................. 4
 5.5    Reinstatement of Discontinued Service................................. 4
 5.6    Change in Internal Systems............................................ 4

                                   ARTICLE 6
                         SERVICES OBTAINED FROM OTHERS

 6.1    Mandatory Services.................................................... 4
 6.2    Upon Discontinuance................................................... 4
 6.3    Before Discontinuance................................................. 5


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                                   ARTICLE 7
                          SERVICE AND MANAGEMENT FEES

 7.1    Cost Determination for Services....................................... 5
 7.2    Annual Pricing for Services........................................... 5
 7.3    Disagreement on Mandatory Service Pricing............................. 5
 7.4    Annual Service Price Effectiveness.................................... 6
 7.5    Fixed Management Services Fee......................................... 6

                                   ARTICLE 8
                                    PAYMENT

 8.1    Invoices.............................................................. 6
 8.2    Payment............................................................... 6
 8.3    Method of Payment..................................................... 7
 8.4    Interest.............................................................. 7
 8.5    Nonpayment Notice..................................................... 7
 8.6    Payment for IB Services............................................... 7
 8.7    Dispute of Invoice or IB Payment Notice............................... 7

                                   ARTICLE 9
                                    RECORDS

 9.1    Record Keeping........................................................ 7
 9.2    Examination........................................................... 7

                                  ARTICLE 10
                           CONFIDENTIAL INFORMATION

 10.1   Confidential Information.............................................. 8
 10.2   Excluded Information.................................................. 8
 10.3   Standard of Care...................................................... 8
 10.4   Permitted Disclosures................................................. 8
 10.5   Required Disclosures.................................................. 8
 10.6   Title to Information.................................................. 9
 10.7   Survival; Return...................................................... 9

                                  ARTICLE 11
                             PARTIES' RELATIONSHIP

 11.1   Independent........................................................... 9
 11.2   Employees............................................................. 9
 11.3   Authority and Enforceability.......................................... 9
 11.4   Third-Party Consents.................................................. 9
 11.5   Further Assurances.................................................... 9

                                  ARTICLE 12
                           PARTIES' REPRESENTATIVES

 12.1   Representatives' Authority............................................10
 12.2   Designation...........................................................10


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                                  ARTICLE 13
                                  TERMINATION

 13.1   Termination Events....................................................10
 13.2   Nonexclusive..........................................................10
 13.3   Consequences of Termination...........................................10
 13.4   Survival of Rights and Obligations....................................11

                                   ARTICLE 14
                            LIABILITY AND REMEDIES

 14.1   Warranties............................................................11
 14.2   Nonconforming Services................................................11
 14.3   Actual Damages........................................................12
 14.4   Indemnities for Certain Breaches and Other Matters....................12
 14.5   Time for Claims.......................................................13
 14.6   Offset................................................................14
 14.7   Equitable Relief......................................................14
 14.8   Exclusive Remedies....................................................14
 14.9   Waiver of Remedies....................................................14
 14.10  Cumulative Remedies...................................................14
 14.11  Survival..............................................................14

                                  ARTICLE 15
                                 FORCE MAJEURE

 15.1   No Breach or Liability................................................14
 15.2   Notice of Excusable Delay or Failure..................................14
 15.3   Efforts to Overcome...................................................14
 15.4   Extended Delay or Failure.............................................14

                                  ARTICLE 16
                          DISPUTE RESOLUTION MATTERS

 16.1   General Procedure.....................................................15
 16.2   Continued Performance.................................................15
 16.3   Parties' Agreement....................................................15

                                  ARTICLE 17
                              EXPENSES AND TAXES

 17.1   Expenses..............................................................15
 17.2   Taxes.................................................................15

                                  ARTICLE 18
                                 MISCELLANEOUS

 18.1   Notices...............................................................16
 18.2   Assignment............................................................17
 18.3   Amendment and Waiver..................................................17
 18.4   Integration...........................................................17
 18.5   Severability..........................................................17
 18.6   Successors............................................................17
 18.7   Governing Law.........................................................17
 18.8   Counterparts..........................................................17

ATTACHMENTS:


     DEFINITIONAL APPENDIX

     DISPUTE RESOLUTION APPENDIX

     SCHEDULES OF SERVICES

                         MANAGEMENT SERVICES AGREEMENT


     This Management Services Agreement is between Electronic Data Systems Corporation, a Delaware corporation, and Unigraphics Solutions Inc., a Delaware corporation, effective on January 1, 1998.

                                  BACKGROUND

     Effective as of January 1, 1998, EDS is transferring the business and assets which comprised its Unigraphics division to USI, a wholly-owned subsidiary of EDS. In anticipation of EDS' ownership interest in USI being reduced, the Parties wish to set forth the terms on which certain management services will be rendered by EDS to USI and its subsidiaries.

                                   AGREEMENT

     The Parties agree as follows:


                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

     Various terms used in this Agreement are defined in the Definitional Appendix; the defined terms used in this Agreement begin with a capital letter. Various interpretative matters for this Agreement are also set forth in the Definitional Appendix. The Definitional Appendix is an integral part of this Agreement.


                                   ARTICLE 2
                                     TERM

     2.1 Stated Term. This Agreement commences on the Effective Date and will continue in effect until 11:59 p.m., Central Time, on December 31, 2002, unless terminated earlier by one or both of the Parties in accordance with Article 13.

     2.2 Renewal. The Parties may consent to successive one-year renewal terms by following this procedure: If USI wishes to renew the term of this Agreement, it shall Notify EDS of that intention by September 30, 2002 and the same date of each subsequent year. If EDS wishes to concur with that renewal, it shall Notify USI of that concurrence by October 31 of that year. If no Notice of intent to renew or no concurrence is given, this Agreement will Expire when the then current term expires.

     2.3 Transition Assistance. For up to 180 days after Expiration, EDS shall comply with USI's reasonable requests for assistance in engaging or training another Person or Persons to provide, and for records and other information relating to, the Services rendered by EDS immediately preceding that Expiration. USI shall reimburse and pay EDS' Transition Expenses in accordance with invoices submitted to USI by EDS. Articles 8 and 18 shall apply in this situation as though this Agreement had not Expired. EDS may cease providing transition assistance, immediately upon Notice to USI, if USI has not paid the amount described in a Nonpayment Notice by the tenth Business Day after the Nonpayment Notice was given. If the records or other information provided by EDS are Confidential Information, Article 10 shall also apply as though this Agreement had not Expired.

                                   ARTICLE 3
                                   SERVICES

     3.1 Management and Other Services. EDS shall render, and USI shall pay for, the Mandatory Services and, to the extent not discontinued in accordance with this Agreement, the Optional Services and the IB Services during the effectiveness of this Agreement. The Services are described on the Schedules, which are an integral part of this Agreement. The Services described on Schedules I and II are Mandatory Services; the Services described on Schedules III through XII are Optional Services; and the Services described on Schedule XIII are the IB Services. Neither Party may unilaterally change any Mandatory Service or Optional Service or separate any one or more of the Tasks that constitute such a Service. In addition to the Services described on Schedules I through XII, during the effectiveness of this Agreement, EDS' management shall be available to management of USI to provide management and financial advisory services.

     3.2 Standard of Care. EDS shall use the same care in rendering the Services as it uses in rendering services to itself and to its other subsidiaries.

     3.3 Manner and Place of Performance. EDS shall render each Mandatory Service and Optional Service in accordance with any terms (including any time period) described on the corresponding Schedule or any applicable SLA, though EDS has full discretion about how and where to render each Service as that Service is so described. EDS is not obligated to render any Service or Task in the same manner (such as using the same personnel or other assets of EDS) as it previously rendered that Service or Task, whether before or after the Effective Date. USI and the USI Companies shall afford access to their respective premises as necessary or reasonably appropriate to permit a Service or Task to be rendered.

     3.4 Recipients of Services. The Services shall be rendered solely to, or for the direct benefit of, USI and the USI Companies. Neither USI nor any USI Company may assign, license, or otherwise transfer or provide, whether for or without consideration, any right to any Service, in whole or in part, to any Person other than USI or any USI Company. USI or any USI Company may, however, provide any other Person (whether for or without consideration) any product or information of USI or any USI Company resulting or derived from any Service or Task, to the extent not prohibited by Article 10.

     3.5 Subcontracting Services. EDS has Subcontracted certain of the Services, in whole or in part, before the Effective Date. USI consents to that Subcontracting and those Effective Date Service Subcontracts and Subcontractors. EDS' Subcontracting after the Effective Date, however, is subject to these terms:

     (a) EDS may, without any consent or approval of USI, (i) Subcontract any Service, in whole or in part, to any Person, including any Affiliate of EDS,
(ii) amend any Service Subcontract, or (iii) cease to Subcontract any Service, in whole or in part.

     (b) USI shall have no indemnification obligation under Section 14.4(b) regarding any Service Subcontract, other than an Effective Date Service Subcontract, entered into by EDS without USI's Reasonable Consent. Also, if EDS, without USI's Reasonable Consent, enters into any amendment to (i) an Effective Date Service Subcontract or (ii) any other Service Subcontract to which USI had given its Reasonable Consent, USI shall be liable under Section 14.4(b) only for any Damages of EDS or any of its Indemnified Agents that would have resulted without that amendment; that is, USI shall not be liable under
Section 14.4(b) for any increase in Damages that results from an amendment of that kind. EDS shall remain responsible for the rendering to USI of any Service that is Subcontracted, in whole or in part. Also, except as described in
Section 14.4(b), EDS shall be solely responsible for its obligations to the Subcontractor (including any applicable Subcontract Termination Penalty) under each Service Subcontract.

     3.6 Information Regarding Services. Each Party shall make available to the other Party any information required or reasonably requested by that other Party regarding the performance of any Service and shall be responsible for timely providing that information and for the accuracy and completeness of that information. But a Party shall not be liable for not providing any information that is subject to a confidentiality obligation owed by it to a Person other than an Affiliate of it or the other Party. A Party shall not be liable for any impairment of any Service caused by its not

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

receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from the other Party that is required or reasonably requested regarding that Service.

     3.7 Legal Services. The Service described in one of the Schedules as "legal services" consists of EDS' making the Legal Staff available for engagement by USI and the USI Companies for their legal matters. The engagement, services, or withdrawal of any of the Legal Staff regarding a particular legal matter for USI or any of the USI Companies, as well as certain of the Prices for those legal services, are governed by and subject to the Legal Staff's professional or ethical obligations.

     3.8 Warranty Disclaimer. EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY SERVICE OR TASK OTHER THAN AS STATED IN THIS AGREEMENT. EDS SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SERVICES.


                                   ARTICLE 4
                                 SERVICE LEVEL

     4.1 Continuation of Level. EDS shall provide substantially the same Level of each Mandatory Service and Optional Service, and each Task, as it provided to the Unigraphics division of EDS before the Effective Date, except as otherwise agreed in accordance with this Agreement.

     4.2 Mid-year Changes in Level. The Level of any Service may be changed annually by the Parties' agreement, so long as that agreement includes a mutually acceptable corresponding Price for the changed Level of Service. A change in the Level of a Service shall be effective only on and after July 1 if the Parties agree, and enter into an SLA for that Service, by the preceding April 1 in accordance with Section 4.3. A change in the Level of any one or more Tasks that constitute a Service shall be deemed a change in the Level of that Service. Seasonal or other normal fluctuations in a Service or Task shall not be deemed a change in the Level of that Service.

     4.3 Procedure for Level Change. If the Parties agree by April 1 that there should be a Level Change, EDS shall submit to USI a corresponding Price Proposal for that Service by the following May 1. Otherwise:

          (a) If EDS proposes, by Notice to USI by April 1, a Level Change, EDS shall concurrently submit to USI a corresponding Price Proposal for that service for the following July through December; USI shall then respond in writing by the May 1 following the submission of that proposal.

          (b) If USI proposes, by Notice to EDS by April 1, a Level Change, EDS shall respond in writing by the following May 1. To the extent that EDS agrees with the proposed change, its response shall include a revised Price Proposal for that Service for the following July through December reflecting a Level Change to which EDS would agree.


                                   ARTICLE 5
                      DISCONTINUANCE OF OPTIONAL SERVICES

     5.1 Procedure. Either Party may discontinue or terminate annually any Optional Service, commencing effective January 1, 1999 for the Legal Services described on Schedule VIII and effective January 1, 2000 for all other Optional Services, by five months' Notice to the other Party. A Notice of discontinuance shall be given by August 1 to discontinue an Optional Service effective at midnight on the following December 31 (i.e., a Notice of discontinuance with respect to an Optional Service to be terminated effective January 1, 2000 must be given by August 1, 1999). A Notice of discontinuance may refer to more than one Optional Service. Only an entire Optional Service may be discontinued; none of the Tasks that constitute an Optional Service may be separately discontinued without the Parties' agreement (which may be stated in the corresponding Schedule). Any Optional Service that is the subject of a Notice of discontinuance shall continue to be rendered by EDS until the effective date of the discontinuance (i.e., January 1),

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

and USI shall pay for that Optional Service rendered until that date. A Party may not unilaterally rescind its Notice of discontinuance.

     5.2 Service Level and Price of Discontinued Services. Until the date of its discontinuance, an Optional Service that is the subject of a Notice of discontinuance shall be rendered at the same Level and for the same Price as in effect immediately preceding the Notice of discontinuance.

     5.3 Impossible Optional Services. If either Party reasonably determines that the discontinuance of any Optional Service would make it functionally impossible to continue any other Optional Service, in whole or in part, that Party shall promptly Notify the other of that determination. Any Optional Service that so becomes functionally impossible to render shall be deemed discontinued effective upon the date of discontinuance of the Optional Service or Optional Services that caused that impossibility.

     5.4 Transition Assistance. For up to 180 days after the effective date of discontinuance of an Optional Service, EDS shall comply with USI's reasonable requests for assistance in USI's engaging or training another Person or Persons to provide, and for records and other information relating to, that discontinued Optional Service, at USI's expense. USI shall pay for EDS' compliance with those requests by:

     (a)  reimbursing EDS all of its resulting out-of-pocket expenses; and

     (b) paying EDS for the resulting time or activities of EDS' personnel as follows:

          (i) if the activities of those personnel are or were part of a Use-based Service, then at the Price then in effect, or most recently paid (if that Optional Service has been discontinued), for that Use-based Service, or

          (ii) if the activities of those personnel are or were part of a Fixed-price Service, then that portion of the Price then in effect, or most recently paid (if that Optional Service was discontinued), for that Fixed-price Service corresponding to the transition activities' portion of all activities that constituted that Fixed-price Service for the time covered by that Price.

Invoicing and payment for transition assistance shall be in accordance with
Article 8. EDS may cease providing transition assistance, immediately upon Notice to USI, if USI has not paid the amount described in a Nonpayment Notice by the tenth Business Day after the Nonpayment Notice was given.

     5.5 Reinstatement of Discontinued Service. Neither Party may unilaterally reinstate any Optional Service that has been discontinued under this Agreement.

     5.6 Change in Internal Systems. In the event that either Party shall make a significant change to its internal systems, or adopt new systems, so that it would be functionally impossible for EDS to render an Optional Service, and such Optional Service is not yet terminable pursuant to Section 5.1 hereof and/or it is impracticable to modify the Level of Service pursuant to Article 4 hereof, the Parties shall negotiate in good faith to reach agreement as to the terms under which such Optional Service may nevertheless be modified or discontinued.


                                   ARTICLE 6
                         SERVICES OBTAINED FROM OTHERS

     6.1 Mandatory Services. USI may not perform itself or obtain from any Person other than EDS or any Subcontractor any service or services to supplement or substitute for all or any portion of a Mandatory Service.

     6.2 Upon Discontinuance. USI need not obtain EDS' consent to or approval of USI's performing itself or obtaining from any other Person, upon and after the discontinuance of any Optional Service, any service or services that substitute for the Optional Service that has been discontinued.

     6.3  Before Discontinuance. Before the discontinuance of any Optional
Service:

     (a) USI need not obtain EDS' consent to or approval of USI's performing itself or obtaining from any other Person any service or services to supplement or substitute for all or any portion of

          (i) a Fixed-price Service, so long as USI continues to pay for the Fixed-price Service in accordance with this Agreement, including the corresponding Schedule;

          (ii) a Use-based Service other than any travel or aviation related Service to the extent that the decrease in that Service obtained from EDS in each month does not exceed 10% of the average monthly invoiced amount for that Service for the preceding three months for which EDS has submitted an invoice for that Service (with the calculation of that average to exclude any credit given to USI related to any other Service in any monthly invoice);

          (iii) any Use-based travel or aviation related Service; or

          (iv) any Optional Service to the extent permitted by Section 15.4.

     (b) EDS' Reasonable Consent shall be required for USI's performing itself or obtaining from any other Person any service or services to supplement all or any portion of any Use-based Service in any circumstance other than as described in Section 6.3(a)(ii).


                                   ARTICLE 7
                          SERVICE AND MANAGEMENT FEES

     7.1 Cost Determination for Services. Prices for Mandatory Services and Optional Services shall be determined based on EDS' reasonable determination of its cost of providing such Services. Prices for IB Services shall be the same as the prices charged by EDS to its business units for such services. The price for Management Services is set forth in Section 7.5 hereof.

     7.2 Annual Pricing for Services. The Price payable by USI for each Mandatory Service and Optional Service shall be established annually by this procedure:

     (a) EDS shall submit to USI by November 1 a Price Proposal for each Mandatory Service and Optional Service then in effect, except for any Optional Service that will be discontinued effective by the following January 1 in accordance with a Notice of discontinuance given by the preceding August 1. EDS shall propose the Price for each Mandatory Service and Optional Service assuming a continuation of the Level of that Service since the preceding January 1, unless the Parties have agreed to, or EDS is proposing, a Level Change for that Service in accordance with Section 4.3.

     (b) USI shall respond in writing to the Price Proposal for each Mandatory Service and Optional Service by December 1.

     (c) To the extent that USI does not accept or agree with a Price Proposal, the Parties shall negotiate in good faith to reach agreement on the Price for that Service by December 15. The Parties' agreement by December 15 on the Price of any Use-based Service shall also include an estimated annual amount for that Service.

     (d) If by December 15 the Parties do not agree on the Price at which any Optional Service shall continue to be rendered (without any change in Level) and neither Party gives a Notice of discontinuance of that Optional Service, the Price for that Optional Service shall continue to be the Price then in effect.

     7.3 Disagreement on Mandatory Service Pricing. If the Parties do not agree by December 15 on the Price at which any Mandatory Service shall be rendered, the Dispute shall be resolved by the Dispute Resolution Procedure. Pending resolution of that Dispute, the Price for that Mandatory Service shall continue to be the Price in effect on

December 15. The Price determined by resolution of that Dispute shall be deemed effective January 1 as though the Parties had agreed to it as of the preceding December 15. Accordingly, (a) any excess amount paid by USI shall be credited (without interest) to the next invoice or invoices for any Service or Services payable by USI after the date of resolution, or to the extent full credit cannot be given to invoiced amounts payable within 30 days after the date of resolution, paid (without interest) by EDS by wire transfer of immediately available funds to an account or accounts designated by USI; or (b) any amount due to EDS shall be paid (without interest) within 30 days after the date of resolution by wire transfer of immediately available funds to an account or accounts designated by EDS.

     7.4 Annual Service Price Effectiveness. The Price for each Mandatory Service and Optional Service agreed or determined as of December 1 of each year will be effective for that Service for the succeeding calendar year, unless changed to correspond to a change in the Level of that Service in accordance with Article 4.

     7.5 Fixed Management Services Fee. During the term of this Agreement, USI shall pay to EDS a Management Fee for the Management Services equal to .5% (one-half of one percent) of the Consolidated USI Revenues. The Management Fee shall not be adjusted during the term of this Agreement. The Management Fee shall be payable monthly, subject to adjustment as set forth in this Section 7.5. The Management Fee set forth on each monthly invoice shall be determined based on the Consolidated USI Revenues for the most recently completed fiscal quarter of USI (or, if financial information regarding the most recently completed fiscal quarter is not available to EDS at the time an invoice is prepared, the next prior fiscal quarter) and shall assume that revenues were recognized equally during each of the three months comprising such fiscal quarter. Accordingly:

     (a) Any excess Management Fee paid by USI with respect to the three months comprising a fiscal quarter shall be credited (without interest) to the next invoice delivered to USI following the determination of the Consolidated USI Revenues for that fiscal quarter, or to the extent full credit cannot be given to invoiced amounts payable within 30 days after the date of such determination, paid (without interest) by EDS by wire transfer of immediately available funds to an account or accounts designated by USI; or

     (b) any shortfall in the Management Fee paid by USI with respect to the three months comprising a fiscal quarter shall be paid (without interest) within 30 days after the date of the determination of the Consolidated USI Revenues for that fiscal quarter by wire transfer of immediately available funds to an account or accounts designated by EDS.


                                   ARTICLE 8
                                    PAYMENT

     8.1 Invoices. EDS shall submit to USI monthly one or more invoices for the Mandatory Services, Optional Services and Management Fee. Each invoice shall indicate:

     (a) The amount charged for each Mandatory Service and Optional Service covered by that invoice;

     (b) if the Service is a Use-based Service, the calculation of the invoiced amount or the basis on which that amount was determined;

     (c) the Management Fee to be set forth on such monthly invoice determined in accordance with Section 7.5 above; and

     (d) if that invoice includes any credit or offset for USI, the amount and purpose of that credit or offset.

Each invoice should also indicate the sales, use, or similar taxes being collected on each Service, or part of a Service, that EDS believes to be so taxable. An invoice may cover more than one Service.

     8.2 Payment. USI shall pay the amount of each invoice within 30 days after the date of that invoice. Such payment may be made through the transfer of funds from USI to EDS on EDS' general ledger. USI shall pay the

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

invoiced amount even if USI disputes all or a portion of that amount, unless EDS has agreed on or before the due date to accept a different amount.

     8.3 Method of Payment. USI shall pay EDS by wire transfer of immediately available funds to an account or accounts designated by EDS. All payments shall be made in United States currency.

     8.4 Interest. EDS may charge interest on any past due invoiced amount at the annual rate of 18% (or, if lower, the highest lawful rate) from the due date until paid in full with accrued interest. Any payment of interest only is not a cure or EDS' sole remedy for nonpayment of any invoiced amount that is due.

     8.5 Nonpayment Notice. If EDS does not receive the full payment of any invoice (and has not agreed to accept a different amount), it may give USI a Nonpayment Notice. USI shall pay the amount described in the Nonpayment Notice by the tenth Business Day after that Nonpayment Notice is given.

     8.6 Payment for IB Services. Payment for IB Services shall not be made through the invoice process described above in this Article 8 but shall be made through the transfer of funds from USI to EDS on EDS' general ledger. USI will be notified of such transfer in accordance with the procedures then in place for notification of other EDS business units of intercompany charges.

     8.7 Dispute of Invoice or IB Payment Notice. Except as described in the last sentence of this Section 8.7, USI may dispute the amount of any invoice or IB Payment Notice for up to 90 days after the date of that invoice or IB Payment Notice; if no Notice of that Dispute is given within those 90 days, the billed amount shall be deemed agreed to by USI. The Notice of a Dispute of any invoice or IB Payment Notice shall describe the basis for that Dispute and specify the Service and the USI Business Unit to which that Dispute relates. A Dispute of any invoice or IB Payment Notice (except as described in the last sentence of this Section 8.7) shall be resolved by the Dispute Resolution Procedure. If it is determined by resolution of that Dispute that USI has paid any excess amount in response to the invoice or IB Payment Notice, that amount shall be credited (without interest) to the next invoice or invoices payable by USI after the date of resolution, or to the extent full credit cannot be given to invoiced amounts payable within 30 days after the date of resolution, paid (without interest) by EDS by wire transfer of immediately available funds to an account or accounts designated by USI. Under this Section 8.7, USI may dispute only the invoiced amount and the particular calculation thereof, and not the previously established basis for the established Price for any invoiced Service. Any Dispute regarding the application to any Service (in whole or in part) of any invoiced sales, use, or similar taxes is subject to Section 17.2(b) instead of this Section 8.7.


                                   ARTICLE 9
                                    RECORDS

     9.1 Record Keeping. Each Party shall create and maintain accurate records regarding the Services rendered and the amounts charged and paid or received under this Agreement. EDS' records shall include information regarding the determination of amounts charged or invoiced to USI for Use-based Services and information regarding the determination of the cost or the cost allocation for each Service rendered. Each Party's records regarding (a) the Services rendered, and at the Level rendered, as of the Effective Date shall be of substantially the same kinds as that Party has created and maintained regarding those Services before the Effective Date, and (b) the Services, or the Level of Services, as changed after the Effective Date in accordance with this Agreement shall be of the kinds that are reasonable, and consistent with the other business records created and maintained by that Party, regarding services like those Services at those Levels. Each Party shall create and maintain those records with the same degree of completeness and care as it maintains its other similar business records. Each Party shall maintain those records for the time or times required by applicable law or regulation, except that a Party shall, upon request of the other Party, maintain any of those records for a longer time if the requesting Party pays the additional expenses incurred in complying with that request.

     9.2 Examination. Each Party shall be entitled to examine, through its authorized representatives or agents and at its own expense, the records that the other Party is required to maintain under this Agreement. This examination right may be exercised only by three Business Days' prior Notice to the other Party, and the examination may be made only during the other Party's normal business hours or at any other reasonable time or times to which the other Party may consent. An examination shall be performed in a manner that does not unreasonably disrupt the other Party's normal business operations. This examination right will continue: (a) for two years after Expiration or the termination of this Agreement; and (b) thereafter, as long as necessary to enable a Party to respond to any Third-Party Claim or to a request or order issued by a court or another Governmental Authority. The Party conducting an examination may make and take away copies of any or all of the other Party's records being examined.


                                  ARTICLE 10
                           CONFIDENTIAL INFORMATION

     10.1 Confidential Information. Each Party shall keep confidential the following information (the "Confidential Information") whether acquired by it under or in connection with this Agreement or obtained in connection with the relationship of EDS and USI or its subsidiaries regarding management services rendered before the Effective Date:

     (a) Information relating to the other Party's business, financial condition or performance, or operations that the other Party treats as confidential or proprietary.

     (b) Copies of records and other information obtained from a Party's examination of the other Party's records under Section 9.2.

     (c) The terms and performance of, any breach under, or any Dispute regarding this Agreement.

     (d) The Parties' conduct, decisions, documents, and negotiations as part of, and the status of, any Dispute resolution proceedings under the Dispute Resolution Procedure.

     (e) Any other information, whether in a tangible medium or oral and whether proprietary to the other Party or not, that is marked or clearly identified by the other Party as confidential or proprietary.

     Neither Party may use any of the other Party's Confidential Information other than as required to perform its obligations or exercise its rights and remedies, including as part of the resolution of any Dispute, under this Agreement. Each USI Company and EDS Company has the same rights and benefits, and the same duties and obligations, as USI and EDS, respectively, has (as a "Party") in this Article 10.

     10.2 Excluded Information. A Party has no obligation under this Article 10 regarding any information, including information that would otherwise be Confidential Information, to the extent that the information (a) is or becomes publicly available or available in the industry other than as a result of any breach of this Agreement or any other duty of that Party or (b) is or becomes available to that Party from a source that, to that Party's knowledge, is lawfully in possession of that information and is not subject to a duty of confidentiality, whether to the other Party or another Person, violated by that disclosure.

     10.3 Standard of Care. Each Party shall use the same degree of care in maintaining the confidentiality and restricting the use of the other Party's Confidential Information as that Party uses with respect to its own proprietary or confidential information, and in no event less than reasonable care.

     10.4 Permitted Disclosures. A Party may disclose Confidential Information to its officers, directors, agents, or employees as necessary to give effect to this Agreement. Each Party shall inform each of those Persons to whom any Confidential Information is communicated of the obligations regarding that information under this Article 10 and impose on that Person the obligation to comply with this Article 10 regarding the Confidential Information. Each Party shall be responsible for any breach of that Party's obligations under this
Article 10 by its officers, directors, agents, or employees.

     10.5 Required Disclosures. Each Party may disclose Confidential Information in response to a request for disclosure by a court or another Governmental Authority, including a subpoena, court order, or audit-related request by a taxing authority, if that Party: (a) promptly notifies the other Party of the terms and the circumstances of that request; (b) consults with the other Party, and cooperates with the other Party's reasonable requests, to resist or narrow that request; (c) furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, that Party is legally compelled to disclose; and (d) uses its Reasonable Efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed. A Party need not comply with these conditions to disclosure, however, to the extent that the request or order of the Governmental Authority in effect prohibits that compliance. A Party may also disclose Confidential Information without complying with these conditions to the extent that the Party is otherwise legally obligated to do so (for example, to comply with applicable securities laws), as confirmed by advice of competent and knowledgeable counsel. Further, a Party may also disclose Confidential Information, without complying with these conditions, in connection with a tax audit if the disclosure is to representatives of a taxing authority, or in connection with a tax contest if that Party uses its Reasonable Efforts to assure that confidential treatment will be accorded the information disclosed.

     10.6 Title to Information. The Confidential Information of a Party disclosed by it to the other Party under this Agreement shall remain the property of the disclosing Party; nothing in this Agreement, other than in this
Article 10, grants or conveys to the other Party any ownership or other rights in any of that Confidential Information.

     10.7 Survival; Return. The obligations under this Article 10 shall continue on and after Expiration or the termination of this Agreement. Upon request of the disclosing Party upon or after Expiration or the termination of this Agreement, the other Party shall return or, if requested by the disclosing Party, destroy the Confidential Information of the disclosing Party that it holds. The requested return or destruction (a) shall include removal or deletion of Confidential Information from all data bases and magnetic media of the other Party and (b) need not be effected to the extent that it would be impractical or unduly burdensome to effect.


                                  ARTICLE 11
                             PARTIES' RELATIONSHIP

     11.1 Independent. The Parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the Parties. Neither Party may create or incur any liability or obligation for or on behalf of the other Party, except as described in this Agreement. This Agreement does not restrict EDS from providing or rendering any services, including services like the Services, to any other Person.

     11.2 Employees. Except as described in Section 14.4(b) or Section 14.4(c), for the purposes of this Agreement each Party is solely responsible for its own employees or agents, including the actions or omissions and the compensation of those employees and agents, and neither Party has any authority with respect to any of the other Party's employees or agents.

     11.3 Authority and Enforceability. Each Party warrants to the other Party that: (a) it has the requisite corporate authority to enter into and perform this Agreement; (b) its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf; (c) this Agreement is enforceable against it; and (d) it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

     11.4 Third-Party Consents. Each Party shall be responsible for obtaining and maintaining any licenses, permits, consents, or approvals of Governmental Authorities and other Persons necessary or appropriate for it to perform its obligations under this Agreement.

     11.5 Further Assurances. Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

                                  ARTICLE 12
                           PARTIES' REPRESENTATIVES

     12.1 Representatives' Authority. Each Party has authorized its Representative to conduct discussions and negotiations, make and communicate decisions, frame and pose questions or issues, and resolve Disputes on behalf of that Party relating to this Agreement. Though one Party's employees or agents other than its Representative may also take actions of the kinds described in the preceding sentence with the other Party's employees or agents other than its Representative, matters that require more formal discussions or negotiations between Parties shall be addressed through and by the Representatives. Each Party and its Representative are entitled to rely on the actions and decisions of the other Party's Representative relating to this Agreement.

     12.2 Designation. EDS designates its Manager - Corporate Financial Analysis as EDS' Representative, and USI designates its Chief Financial Officer as USI's Representative, upon and after the Effective Date until changed by the designating Party. A Party may change its Representative by Notice to the other Party. A Party may rely on and deal with the Person who is designated as the other Party's Representative until any Notice of change is given by the other Party.


                                  ARTICLE 13
                                  TERMINATION

     13.1 Termination Events. This Agreement may be terminated, without liability to the Party terminating:

     (a) By either Party, upon 30 days' Notice to the other, at any time upon or after the Parties cease to be Affiliates.

     (b) By a Party, immediately upon Notice to the other Party, if: (i) that other Party makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (ii) that other Party applies for, consents to, or acquiesces in the appointment of a receiver, trustee, custodian, or liquidator for its business or all or substantially all of its assets; (iii) that other Party files, or consents to or acquiesces in, a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or (iv) a petition seeking relief or reorganization under any bankruptcy or insolvency laws is filed against that other Party and is not dismissed within 90 days after it was filed.

     (c) By a Party, immediately upon Notice to the other Party, if that other Party's material breach of this Agreement continues uncured or uncorrected for 30 days after both the nature of that breach and the necessary cure or correction has been agreed upon by the Parties or otherwise determined by the Dispute Resolution Procedure. But if: (i) the Parties agree or it is determined by the Dispute Resolution Procedure that the material breach is not capable of being cured or corrected, the termination shall be effective immediately upon Notice, without any cure period; or (ii) the breaching Party (A) reasonably requires longer than 30 days to cure or correct (such as when an applicable Service Subcontract permits the Subcontractor longer than 30 days to cure or correct) and (B) Notifies the non-breaching Party of the circumstances, then the cure period shall be extended for the reasonable time so required, so long as during that time the breaching Party diligently acts to effect that cure or correction. A non-breaching Party's exercise of the remedy described in this
Section 13.1(c) shall be conditioned upon its giving a Breach Notice to the other Party.

     (d) By EDS, immediately upon Notice to USI, if USI has not paid the amount described in a Nonpayment Notice by the tenth Business Day after that Nonpayment Notice was given.

     A Party may not terminate this Agreement if the event or circumstance described above in this Section 13.1 upon which that Party would rely in so terminating was caused by that Party's breach of this Agreement.

     13.2 Nonexclusive. The termination rights under Sections 13.1(c) and 13.1(d) are not exclusive of any other right or remedy of a non-breaching Party granted in this Agreement.

     13.3 Consequences of Termination. Upon termination of this Agreement:

     (a)  Under Section 13.1(a) or by USI under Section 13.1(c):

          (i) During the Transition Period EDS shall continue to render, and USI shall pay for, each Service reasonably requested by USI until terminated by either Party in accordance with Sections 13.3(a)(ii) and 13.3(a)(iii). Except as stated in Section 13.3(a)(ii), the terms of this Agreement shall continue to apply during the Transition Period as though no termination of this Agreement had occurred.

          (ii) The Level of each Service rendered, and the Price for each Service, during the Transition Period shall be the same as in effect immediately preceding the Termination Date. Article 5 shall not apply during the Transition Period. During the Transition Period, any Service (including a Mandatory Service), but not any one or more of the Tasks separately, may be terminated by (A) USI, for any reason, by 60 days' Notice to EDS, or (B) EDS, if USI has not paid the amount described in a Nonpayment Notice by the tenth Business Day after the Nonpayment Notice was given. Any Service that is the subject of a Notice of termination shall continue to be rendered by EDS until the effective date of that termination, and USI shall pay for that Service rendered through that date. Neither Party may unilaterally rescind a Notice of termination.

          (iii) If either Party reasonably determines that the termination of any Service during the Transition Period would make it functionally impossible to continue any other Service during the Transition Period, that Party shall promptly Notify the other Party of that determination; any Service that so becomes functionally impossible to render shall be deemed terminated effective upon the date of termination of the Service that caused that impossibility. Neither Party may unilaterally reinstate any Service that has been terminated as of the Termination Date or during the Transition Period.

     (b) Under Section 13.1(b), then during the Transition Period EDS shall comply with USI's reasonable requests for assistance in USI's engaging or training another Person or Persons to provide, and for records and other information relating to, each Service in effect immediately preceding the Termination Date. If USI terminates this Agreement, EDS shall comply with those requests at its own expense. If EDS terminates this Agreement, USI shall reimburse and pay EDS' Transition Expenses in accordance with invoices submitted to USI by EDS. Articles 8 and 18 shall apply in this situation as though this Agreement had not been terminated. When USI is obligated to reimburse and pay EDS' Transition Expenses, EDS may cease providing transition assistance, immediately upon Notice to USI, if USI has not paid the amount described in a Nonpayment Notice by the tenth Business Day after the Nonpayment Notice was given. If the records or other information provided by EDS are Confidential Information, Article 10 shall also apply as though this Agreement had not been terminated.

     (c) Under Section 13.1(d) or by EDS under Section 13.1(c), then EDS shall have no obligation to provide any continued Services or transition assistance as described above in this Section 13.3.

     13.4 Survival of Rights and Obligations. No rights or obligations of either Party that expressly or impliedly are to remain in effect in order to give effect to this Agreement shall be impaired by Expiration or the termination of this Agreement, and those rights and obligations shall remain in effect.


                                  ARTICLE 14
                            LIABILITY AND REMEDIES

     14.1 Warranties. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party. No Person other than a Party may make a claim based on the other Party's warranties under this Agreement.

     14.2 Nonconforming Services. USI shall promptly Notify EDS of any Deficiency in any Service or Task, whether rendered by EDS or a Subcontractor. To the extent EDS agrees, or it is otherwise determined by the Dispute Resolution Procedure, that a Service or Task was or is a Nonconforming Service, EDS shall use its Reasonable Efforts promptly to cure or correct, or cause to be cured or corrected, the Deficiency to the extent it may then be cured or corrected.

     (a) If the Deficiency was, or was the result of, EDS' or a Subcontractor's negligence, EDS shall not be responsible or liable for any resulting Damages of USI.

     (b) If the Deficiency was, or was the result of, EDS' or a Subcontractor's gross negligence (including recklessness) or willful misconduct, EDS shall be responsible or liable for USI's resulting Damages in an amount up to: (i) if EDS' liability is determined (by the Parties' agreement or the Dispute Resolution Procedure) after the calendar year in which the Deficiency occurred, the aggregate amount received by EDS for the Nonconforming Service for the calendar year in which the Deficiency occurred; (ii) if EDS' liability is determined during the calendar year in which the Deficiency occurred and the Nonconforming Service is a Fixed-price Service, the annual Price for the Nonconforming Service for that calendar year; or (iii) if EDS' liability is determined during the calendar year in which the Deficiency occurred and the Nonconforming Service is a Use-based Service, the greater of (A) the estimated annual amount for that Service for that calendar year and (B) the aggregate amount received by EDS to the date the liability is determined, annualized for that calendar year. The annual limit on EDS' liability described above in this
Section 14.2(b) is not cumulative from year to year. If there is more than one Deficiency in a single Service for which EDS is responsible or liable for Damages and EDS' liability for those Deficiencies is determined in the same calendar year, EDS' responsibility or liability for Damages resulting from all of those Deficiencies shall be subject to the applicable annual limit on liability described above in this Section 14.2(b).

     14.3 Actual Damages. Neither Party shall be liable under or relating in any manner to this Agreement for any losses or damages other than Damages, even if a Party has been advised of the possibility of losses or damages of that kind and regardless of the form of the Proceedings or the theory of liability, whether based on contract, warranty, tort (including negligence and strict liability), infringement, or misappropriation.

     14.4 Indemnities for Certain Breaches and Other Matters. The following shall apply to any breach of, and certain other Damages relating to, this Agreement, other than a Deficiency for which EDS has no liability for Damages under Section 14.2(a) or a nonpayment by USI of any amount relating to an invoice:

     (a) Subject to the limits on liability described in Section 14.2(b), if that Section is applicable, each Party shall indemnify the other Party against all Damages of the Indemnified Party, or any of its Indemnified Agents, resulting from or relating to: (i) any breach of this Agreement, including a breach of any warranty in this Agreement, by the Indemnifying Party; (ii) any Proceedings relating to a breach of this Agreement by the Indemnifying Party; and (iii) the actions or omissions of the Indemnifying Party's employees or agents under or in connection with this Agreement, except as described in Sections 14.4(b) and 14.4(c).

     (b) USI shall also indemnify EDS against all Damages of EDS or any of its Indemnified Agents, including any Subcontract Termination Penalty, under or relating to any Service Subcontract, other than as described in Section 3.5(b), resulting from: (i) any violation by USI of any obligation imposed on it under that Service Subcontract; (ii) the actions or omissions of USI's employees or agents under or in connection with that Service Subcontract; (iii) USI's discontinuance of any Optional Service that EDS renders, in whole or in part, by that Service Subcontract, even if permitted by Article 5; (iv) USI's performing itself or obtaining from any Person other than EDS or its Subcontractor any service or services to supplement or substitute for any Optional Service that EDS renders, in whole or in part, by that Service Subcontract, even if permitted by Section 6.3; (v) Expiration; or (vi) the termination of this Agreement other than a termination by USI under Section 13.1(b) or Section 13.1(c).

     (c) USI shall also indemnify EDS against all Damages of EDS or any of its Indemnified Agents resulting from or relating to: (i) the actions or omissions of any of the Legal Staff that are directed by USI or any USI Company within the scope of that lawyer's or paralegal's engagement for any legal matter of USI or any USI Company; or (ii) any sales, use, consumption, value-added, telecommunications, gross receipts or similar taxes (however described), including any related interest and penalties, applicable to any of the Services, in whole or in part, that are assessed or levied against or paid by EDS or an EDS Company.

     (d) The indemnification obligations in Sections 14.4(a), 14.4(b), and 14.4(c) shall be extinguished to the extent that the Damages of the other Party, or any of its Indemnified Agents for whom or which the other Party is seeking indemnification, were caused by the gross negligence or willful misconduct of the Person for whom or which indemnification is sought. THE INDEMNIFICATION PROVISIONS IN SECTIONS 14.4(a), 14.4(b), AND 14.4(c)

EXPRESS THE PARTIES' INTENT THAT A PERSON BE INDEMNIFIED AGAINST ITS OWN ORDINARY NEGLIGENCE, OR THE RESULTS OF THAT ORDINARY NEGLIGENCE, UNDER THIS AGREEMENT.

     (e) If an Indemnification Claim is not based on a Third-Party Claim, the Indemnified Party shall give an Indemnification Claim Notice promptly after the event constituting the basis for the Indemnification Claim; its failure to do so, however, shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure. If the Indemnified Party gives an Indemnification Claim Notice regarding an Indemnification Claim not based on a Third-Party Claim, the Indemnifying Party shall Notify the Indemnified Party within the Indemnification Response Period whether the Indemnifying Party disputes all or any portion of the Indemnification Claim. If the Indemnifying Party does not give that dispute Notice or agrees to accept liability for all or a portion of the Indemnification Claim, the Indemnification Claim, or the agreed portion of that Indemnification Claim, shall be the Indemnifying Party's liability. Otherwise, the Indemnification Claim shall be deemed a Dispute to be resolved by the Dispute Resolution Procedure.

     (f)  If an Indemnification Claim is based on a Third-Party Claim:

          (i) The Indemnified Party shall give an Indemnification Claim Notice promptly after it receives the Third-Party Claim. The failure of an Indemnified Party to timely give an Indemnification Claim Notice shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure.

          (ii) The Indemnifying Party shall be entitled to defend the Third-Party Claim, with its chosen counsel and at its own expense, if (A) the Third-Party Claim seeks only monetary relief, and not an injunction or other equitable relief, against the Indemnified Party, and (B) the Indemnifying Party elects to assume, and diligently conducts, that defense. The Indemnifying Party's election to defend shall be given by Notice to the Indemnified Party within the Indemnification Response Period. If the Indemnifying Party conducts the defense, the Indemnified Party may participate in that defense with its own counsel and at its own expense.

          (iii) If the Indemnifying Party does not elect to defend the Third-Party Claim by Notice within the Indemnification Response Period, or if the Indemnifying Party does not diligently conduct the defense, the Indemnified Party shall be entitled, upon further Notice to the Indemnifying Party, to defend the Third-Party Claim on behalf of, and for the account and risk of, the Indemnifying Party (if it is determined that the Indemnifying Party has an indemnification obligation regarding that Indemnification Claim). In this circumstance, the Indemnifying Party may participate in the defense with its own counsel and at its own expense.

          (iv) If there is a conflict of interest that makes it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party in defending the Third-Party Claim, the Indemnifying Party shall pay for separate counsel for the Indemnified Party.

          (v) The Indemnifying Party defending a Third-Party Claim may compromise, settle, or resolve that Third-Party Claim without the Indemnified Party's consent if the compromise, settlement, or resolution involves only the payment of money by the Indemnifying Party (whether on its own behalf or behalf of the Indemnified Party) and the third-party claimant provides the Indemnified Party a release from all liability regarding the Third-Party Claim. Otherwise, the Indemnifying Party may not compromise, settle, or resolve the Third-Party Claim without the Indemnified Party's Reasonable Consent.

          (vi) The Indemnifying Party and the Indemnified Party shall cooperate with all reasonable requests of the other in defending any Third-Party Claim.

     14.5 Time for Claims. USI may make a claim against EDS for the cure or correction of any Deficiency only within one year after the Deficiency occurred. Any Deficiency shall be deemed to have occurred when the particular Nonconforming Service was rendered. A Party may make an Indemnification Claim:
(a) not based on a Third-Party Claim, only within one year after the breach or other event constituting the basis for that Indemnification

Claim occurred, even if not discovered until after that first anniversary, or
(b) based on a Third-Party Claim, at any time.

     14.6 Offset. A Party entitled to any payment due from the other Party under this Agreement may offset all or any portion of the amount of that payment against any payment that is due from it to the other Party under this Agreement.

     14.7 Equitable Relief. To the extent that monetary relief is not a sufficient remedy for any breach of this Agreement, or upon any breach or impending breach of Article 10, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief shall be sought through arbitration in accordance with the Dispute Resolution Procedure, except as permitted by Section B.4(b) of the Dispute Resolution Appendix.

     14.8   Exclusive Remedies. Except for the termination right stated in
Article 13 and the relief described in Sections 15.4 and 17.2(b) and in the Dispute Resolution Procedure, the remedies described in this Article 14 are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any other matter that may be the subject of an Indemnification Claim.

     14.9 Waiver of Remedies. No forbearance, delay, or indulgence by either Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of this Agreement.

     14.10 Cumulative Remedies. A Party's election to pursue a right or remedy granted in this Agreement upon the other Party's breach of this Agreement shall not preclude the non-breaching Party from pursuing other rights or remedies granted to that Party in this Agreement that are applicable to that breach under this Agreement.

     14.11 Survival. The rights, remedies, and obligations under this Article 14 shall continue on and after Expiration or the termination of this Agreement.


                                  ARTICLE 15
                                 FORCE MAJEURE

     15.1 No Breach or Liability. No delay or failure of a Party to perform any of its obligations, other than payment obligations, under this Agreement due to causes beyond its reasonable control shall constitute a breach of this Agreement or render that Party liable for that delay or failure. Causes beyond a Party's reasonable control include: (a) events or circumstances that the Party, using its Reasonable Efforts, is unable to prevent or overcome; (b) as to EDS, causes also beyond the reasonable control of the Person to whom or which EDS has Subcontracted the affected Service or Task in accordance with this Agreement; and (c) labor disputes, strikes, or other similar disturbances; acts of God; utilities or communications failures; acts of the public enemy; and riots, insurrections, sabotage, or vandalism.

     15.2 Notice of Excusable Delay or Failure. If a Party anticipates any excusable delay or failure under Section 15.1, it shall promptly Notify the other Party of the anticipated delay or failure, the anticipated effect of that delay or failure, and any actions that are being or are to be taken to alleviate or overcome the cause of the delay or failure.

     15.3 Efforts to Overcome. If a Party is claiming an excusable delay or failure under Section 15.1, it shall use its Reasonable Efforts to alleviate or overcome the cause of the delay or failure as soon as practicable.

     15.4 Extended Delay or Failure. If an excusable delay or failure continues for more than 30 consecutive days, the Party entitled to the benefit of the affected obligation may perform itself or obtain from any other Person the obligation to which that Party is entitled (and that Party shall Notify the other Party of this election).

                                  ARTICLE 16
                          DISPUTE RESOLUTION MATTERS

     16.1 General Procedure. Except as otherwise stated in this Agreement, the Parties shall resolve all Disputes in accordance with the Dispute Resolution Procedure. Nevertheless, if any Person other than the Parties and their Affiliates

     (a) has initiated a lawsuit or other Proceedings against or involving either or both of the Parties in which a Dispute will be resolved, or

     (b) is a necessary participant in any Proceedings to resolve a Dispute and cannot be joined by either or both of the Parties in an arbitration of that Dispute under Section B.3 of the Dispute Resolution Appendix, so that (in either case) the Dispute Resolution Procedure is or will be ineffective, then the Parties need not use or follow the Dispute Resolution Procedure to resolve that Dispute, although the submission to jurisdiction in Section B.5 of the Dispute Resolution Appendix shall apply if necessary.

     16.2 Continued Performance. The Parties shall continue performing their respective obligations under this Agreement while a Dispute is being resolved.

     16.3 Parties' Agreement. Nothing in this Article 16 or the Dispute Resolution Procedure prevents the Parties from resolving any Dispute by mutual agreement at any time.


                                  ARTICLE 17
                              EXPENSES AND TAXES

     17.1 Expenses. Each Party shall be solely responsible for its costs and expenses incurred in performing its obligations and exercising its rights and remedies under this Agreement, except as otherwise provided in this Agreement.

     17.2 Taxes. The Parties shall be responsible and liable for tax payments or liabilities relating to this Agreement as follows:

     (a) Each Party shall be responsible and liable for its income and franchise taxes and for all other taxes (however described) based on its own income or earnings.

     (b) USI shall be responsible for all sales, use, consumption, value-added, telecommunications, gross receipts and similar taxes (however described) applicable to the Services, in whole or in part. This obligation includes USI's paying the taxes identified in EDS' invoices submitted to USI for the Services.

            (i) If USI claims an exemption or exclusion from taxes of this kind, it shall deliver to EDS a certificate or letter stating USI's good-faith belief, which is supported by a reasonable interpretation of existing law, that a Service is not, in whole or in part, subject to those taxes. Whether or not USI delivers that certificate or letter, however, it shall indemnify EDS, in accordance with Section 14.4(c)(ii), against any taxes of this kind assessed or levied against, or paid by, EDS or an EDS Company and any other related Damages of EDS or an EDS Company.

            (ii) If EDS receives an assessment from a taxing authority covering taxes for which USI is responsible under this Section 17.2(b), EDS shall Notify USI of the assessment and, at USI's request, timely contest the assessment. If payment to the taxing authority is required by law as a condition to protest, USI shall timely furnish EDS the required amount for that payment. USI shall pay and shall indemnify EDS and its

     Affiliates (other than USI and the USI Companies) against all costs and expenses incurred in contesting such assessment.

            (iii) If USI believes it has overpaid taxes to EDS for any of the Services (in whole or in part), USI may require EDS to file a claim for a refund at USI's expense. If permitted by law, EDS may assign any right to a refund directly to USI instead of filing a refund claim. Any refund of taxes (including any interest) received by EDS under this Section 17.2(b)(iii) shall be promptly forwarded to USI.

            (iv) Before EDS is required to pursue any action requested by USI under this Section 17.2(b), EDS may at any time require USI to deliver an opinion from outside counsel (which is selected by USI and acceptable to EDS) stating that USI's tax position is reasonable.

            (v) Notwithstanding anything to the contrary herein, EDS may in its sole discretion waive the right to be indemnified for the taxes described in this Section 17.2(b), in which case EDS shall have no obligation to contest any assessment or pursue any refund claim with respect to such taxes.

     (c) Each Party shall be responsible and liable for all real property, personal property, and other taxes (however described) based on its owned or leased property, whether real or personal.

     (d) Each Party shall be responsible and liable for all employment-related taxes (however described) regarding its own employees.


                                  ARTICLE 18
                                 MISCELLANEOUS

     18.1 Notices. Each notice (including a Nonpayment Notice, an Indemnification Claim Notice, and a Breach Notice), request, response, demand, claim, and other communication required or permitted under this Agreement shall be in writing and shall be transmitted, delivered, or sent by: personal delivery; courier or messenger service, whether overnight or same-day; prepaid telecopy or facsimile; or certified United States mail, with postage prepaid and return receipt requested, in any case addressed to the other Party at the address or number for that Party set forth in Section 18.1, or at such other address or number as the recipient has designated by Notice to the other Party in accordance with this Section 18.1. The Parties shall transmit, deliver, or send communications as follows:

     (a)    If to EDS:       Electronic Data Systems Corporation
                             5400 Legacy Drive, Mail Stop H1-4F-46
                             Plano, Texas 75024
                             Facsimile:  (972) 605-8424
                             Attention:  Manager - Corporate Financial Analysis

            with a copy to:  Electronic Data Systems Corporation
                             5400 Legacy Drive, Mail Stop H2-8W-40
                             Plano, Texas 75024
                             Facsimile:  (972) 605-5610
                             Attention:  General Counsel

     (b)    If to USI:       Unigraphics Solutions Inc.
                             13736 Riverport Drive
                             Maryland Heights, Missouri  63043
                             Facsimile: (314) 344-8241
                             Attention: President

     Each communication transmitted, delivered, or sent in person, by courier or messenger service, or by certified United States mail, postage prepaid and return receipt requested, shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt or the equivalent record of the courier or messenger being deemed conclusive evidence of delivery or refusal). Each communication transmitted by telecopy or facsimile transmission shall be deemed given, received, and effective on the date of actual receipt (with the confirmation of transmission being deemed conclusive evidence of such receipt, except where the intended recipient has promptly notified the other Party that the transmission is illegible). Nevertheless, if the date of delivery or transmission is not a Business Day, or if the delivery or transmission is after 5:00 p.m. on a Business Day, the communication shall be deemed given, received, and effective on the next Business Day.

     18.2 Assignment. Neither Party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the other Party's Consent. This prohibition of assignment and delegation shall include any assignment and delegation by operation of law (such as merger or consolidation). Any attempted assignment or delegation without the other Party's Consent shall be void and without effect. The two preceding sentences do not, however, preclude EDS from Subcontracting or USI from extending the benefits of the Services to the USI Companies as permitted by Article 3.

     18.3 Amendment and Waiver. This Agreement may be amended or modified, and any provision of this Agreement may be discharged or waived, only by a document signed by the Party against which the amendment, modification, discharge, or waiver is sought to be enforced.

     18.4 Integration. This Agreement constitutes the Parties' entire agreement on this subject; it replaces and supersedes any prior agreement or understanding of the Parties, whether written or oral, on this subject not expressed or referred to in this Agreement.

     18.5 Severability. If any part of this Agreement is for any reason found to be unenforceable, all other parts of this Agreement nevertheless remain enforceable.

     18.6 Successors. This Agreement binds and inures to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.

     18.7 Governing Law. This Agreement shall be interpreted or construed under Texas law. Likewise, the validity and performance of this Agreement shall be enforced, and all issues relating to this Agreement shall be resolved, under Texas law.

     18.8 Counterparts. This Agreement may be signed in any number of counterparts, with the same effect as if all signatories had signed the same document. All counterparts shall be construed together to constitute one, and the same, document.

     IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be executed as of the day and year first above written.



                                  ELECTRONIC DATA SYSTEMS
                                  CORPORATION




                                  By: /S/ D. Gilbert Friedlander
                                     -------------------------------------------
                                     Name: D. Gilbert Friedlander
                                     Title: Senior Vice President



                                  UNIGRAPHICS SOLUTIONS INC.




                                  By: /S/ John Mazzola
                                     -------------------------------------------
                                     Name: John Mazzola
                                     Title: President

                             DEFINITIONAL APPENDIX
                       TO MANAGEMENT SERVICES AGREEMENT


     A. DEFINED TERMS. In the Agreement, the following terms have the corresponding meanings:

     "AFFILIATE": A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

     "AGREEMENT": The Management Services Agreement between EDS and USI (including the Definitional Appendix, the Dispute Resolution Appendix, and the Schedules), as may be amended or supplemented from time to time in accordance with its terms.

     "ARBITRATION RULES": The Rules for Commercial Arbitration of the American Arbitration Association in effect at the time of an arbitration in accordance with the Dispute Resolution Procedure.

     "BREACH NOTICE": A Party's Notice to the other Party alleging a breach of the Agreement (other than USI's nonpayment of any amount related to an invoice) by the other Party, which describes the alleged breach, to the extent known by the notifying Party, and any particular cure or correction requested by the notifying Party.

     "BUSINESS DAY": Any Monday through Friday, excluding any such day on which banks are authorized to be closed in Dallas, Texas.

     "CONFIDENTIAL INFORMATION": Information subject to a duty of confidence and a restriction on use imposed on one or both Parties under Article 10.

     "CONTROL": The right to exercise, directly or indirectly, more than 50% of the voting power attributable to the equity interests in an entity. ("Controlling" and "Controlled" have correlative meanings.)

     "CONSENT": The prior written consent of a Party (in any capacity) in its sole discretion.

     "CONSOLIDATED USI REVENUES": The total revenues of USI and its subsidiaries on a consolidated basis.

     "CREDIT AGREEMENT": The Credit Agreement dated effective as of January 1, 1998 between EDS and USI.

     "DAMAGES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or incurred by a Person. "Damages": (a) consists only of actual damages; (b) excludes any lost profits, lost income, or lost savings and any punitive, exemplary, consequential, indirect, special, or incidental damages (however described), even if the possibility of those losses or damages was known; and (c) includes (except as may be reduced in accordance with the next sentence) all fines, penalties, and interest paid or payable to any Governmental Authority. If USI has Damages, for which EDS is liable, consisting of fines, penalties, and interest paid or payable to a Governmental Authority corresponding to any tax not timely paid, then those "Damages" shall be reduced by an amount equal to interest, at the annual rate of 5%, accrued on that tax from the due date until that tax is paid; for the avoidance of doubt, in this situation "Damages" shall not include any tax for which USI would otherwise be liable to the Governmental Authority.

     "DEFICIENCY": EDS' failure in rendering a Service or Task to satisfy the applicable standard of care stated in the Agreement or to render it at the applicable Level established under the Agreement. ("Deficient" has the correlative meaning.)

     "DEFINITIONAL APPENDIX": This Definitional Appendix to Management Services Agreement, containing definitions and interpretive matters for, as an integral part of, the Agreement.

     "DISPUTE": Any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination of the Agreement, including any claim of breach of representation or warranty or of nonperformance and any claim regarding bodily or other personal injury or damage to tangible property.

     "DISPUTE RESOLUTION APPENDIX": The Dispute Resolution Appendix to Management Services Agreement, containing the Dispute Resolution Procedure for, as an integral part of, the Agreement.

     "DISPUTE RESOLUTION PROCEDURE": The procedure or process by which a Dispute shall be resolved (except as otherwise stated in the Agreement) as described in the Dispute Resolution Appendix.

     "EDS": Electronic Data Systems Corporation, a Delaware corporation.

     "EDS COMPANY": Any entity over which EDS has Control, other than USI and any USI Company.

     "EDS' REPRESENTATIVE": The individual agent or representative designated by EDS to be EDS' formal liaison with or representative to USI for matters relating to the Agreement, having the (non-exclusive) authority and responsibility described in the Agreement.

     "EDS' TRANSITION EXPENSES": The sum of the following, incurred in or resulting from EDS' compliance with requests for transition assistance for up to 180 days after Expiration or during the Transition Period (as the case may be):

     1.   All of EDS' reasonable out-of-pocket expenses, and

     2. the time or activities of EDS' personnel as follows: (a) if the activities of those personnel were part of a Use-based Service before Expiration or the termination of the Agreement, at the Price most recently paid for that Use-based Service before Expiration or termination, or (b) if the activities of those personnel were part of a Fixed-price Service before Expiration or the termination of the Agreement, an amount equal to that portion of the Price most recently paid for that Fixed-price Service before Expiration or termination corresponding to the transition activities' portion of all activities that constituted that Fixed-price Service, for the time covered by that Price, before Expiration or termination.

     "EFFECTIVE DATE": January 1, 1998, the date on which the Agreement becomes effective.

     "EFFECTIVE DATE SERVICE SUBCONTRACT": A Service Subcontract in effect on the Effective Date.

     "EXPIRATION": The expiration of the term of the Agreement as stated in, and as may be renewed under, Article 2, without regard to any period of transition assistance. For the avoidance of doubt, "Expiration" does not include a termination of the Agreement under Section 13.1. ("Expire" and "Expired" have correlative meanings.)

     "FIXED-PRICE SERVICE": A Service the Price for which is a fixed or nonvariable amount, other than a fixed rate.

     "GOVERNMENTAL AUTHORITY": Any federal, state, local, or foreign government or governmental, quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

     "IB PAYMENT NOTICE": A notice delivered by EDS to USI of the charge applied to USI's general ledger account for IB Services rendered by EDS in accordance with the notice procedures then in place for similar notices to EDS business units.

     "IB SERVICES": A Service that may be provided at any time during the effectiveness of this Agreement on an as needed basis the payment for which shall be made in accordance with an adjustment to the intercompany account balance under the Credit Agreement or an International Credit Agreement, as the case may be.

     "INDEMNIFICATION CLAIM": A claim or demand of a Party, on its behalf or on behalf of one or more of its Indemnified Agents, for indemnification under
Section 14.4.

     "INDEMNIFICATION CLAIM NOTICE": A Notice from the Indemnified Party describing an Indemnification Claim and the amount or the estimated amount of that Indemnification Claim to the extent then feasible (though that estimate shall not be determinative of the final amount of that Indemnification Claim).

     "INDEMNIFICATION RESPONSE PERIOD": The 30 days after an Indemnification Claim Notice is given during which the Indemnifying Party may investigate and determine its responsibility or liability for an Indemnification Claim and, if relating to a Third-Party Claim, Notify the Indemnified Party of the Indemnifying Party's election to defend that Third-Party Claim.

     "INDEMNIFIED AGENTS": Collectively, the officers, directors, employees, and agents of a Party and, as to USI, the USI Companies and their respective officers, directors, employees, and agents.

     "INDEMNIFIED PARTY": A Party entitled to or seeking indemnification, on its own behalf or on behalf of one or more of its Indemnified Agents, under Section 14.4.

     "INDEMNIFYING PARTY": A Party that has or is alleged to have an obligation to indemnify the other Party in response to an Indemnification Claim.

     "INTERNATIONAL CREDIT AGREEMENT": A Credit Agreement between EDS Finance PLC and a non-U.S. USI Company.

     "LEGAL STAFF": Legal personnel that EDS employs or otherwise engages.

     "LEVEL": The scope, timeliness, or quantity of a Service or Task or the location, intensity, or frequency at or with which a Service or Task is or is to be rendered.

     "LEVEL CHANGE": A change in the Level of a Service to be effective at 12:01 a.m., Central Time, on July 1.

     "MANAGEMENT FEE": The fixed annual fee equal to .5% of Consolidated USI Revenues payable by USI to EDS pursuant to this Agreement in respect of management and financial advisory services in addition to the Mandatory Services, Optional Services and IB Services.

     "MANDATORY SERVICE": A Service that shall be rendered and paid for, and may not be unilaterally discontinued under Article 5 by either Party, during the effectiveness of the Agreement.

     "NONCONFORMING SERVICE": A Service or Task that, as agreed by the Parties or otherwise determined by the Dispute Resolution Procedure, was or is Deficient.

     "NONPAYMENT NOTICE": A Notice from EDS to USI that describes an amount related to an invoice to USI that EDS has not received when due, which shall:

     1.   constitute a demand for payment of the described amount; and

     2. state that either termination of the Agreement or cessation of transition assistance, whichever is applicable, by EDS may result if the described amount is not paid by the tenth Business Day after that Notice is given.

     "NOTICE": A written communication complying with Article 18. ("Notify" has the correlative meaning.)

     "OPTIONAL SERVICE": A Service that may be unilaterally discontinued by either Party in accordance with the Agreement.

     "PARTIES": Collectively, EDS and USI. ("Party" means either EDS or USI.)

     "PERSON": An individual; a corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

     "PRICE": The amount or rate, in either case whether fixed or variable and however measured, charged to USI for a Service, as agreed by the Parties.

     "PRICE PROPOSAL": A written proposal or estimate of the Price for a Service at a particular Level (or, if applicable, at each Level), together with a description of the basis on which the proposed or estimated Price was determined or calculated by EDS (including, to the extent applicable, the allocation methodology, allocation drivers, and margin).

     "PROCEEDINGS": Any action, suit, claim, investigation, demand, audit, or other proceedings by or before any Governmental Authority or any arbitration proceedings.

     "REASONABLE CONSENT": The prior written consent of a Party (in any capacity), which may not be unreasonably withheld or delayed.

     "REASONABLE EFFORTS": The efforts of a Party that are commercially reasonable under the circumstances, which do not require a Party to institute or prosecute any Proceedings or to pay any Person other than that Party's representatives or agents, including (only as to EDS) Subcontractors.

     "REPRESENTATIVES": Collectively, EDS' Representative and USI's Representative.

     "SLA": A written agreement or understanding between EDS and USI or any USI Company describing, or otherwise stating terms regarding, the Level at which a Service, in whole or in part, will be rendered. An SLA regarding a Service, in whole or in part, may be entered into by or directly with one or more of EDS' units rendering that Service or that part of the Service. An SLA entered into on or after the Effective Date: (a) may be a separate document or part of another document, such as a Price Proposal that is accepted by USI, (b) may be a Schedule or part of a Schedule, and (c) shall be signed by EDS and USI.

     "SCHEDULE": A Schedule to the Agreement that describes a Service, the basis of the Price for that Service, the annual Price for that Service for all of 1998, and the location or locations at which that Service is to be rendered if not at EDS' offices or Subcontracted.

     "SERVICE": An individual management service, to be rendered by EDS under the Agreement, that is described as a "Service" in a Schedule. A Service may also be described in a Schedule by all or a portion of its constituent Tasks.

     "SERVICE SUBCONTRACT": An agreement or arrangement, oral or written, under which a Subcontractor is to render or perform any Service or Task on EDS' behalf or in EDS' stead.

     "SUBCONTRACT": EDS' entering into a Service Subcontract. ("Subcontracted" and "Subcontracting" have correlative meanings.)

     "SUBCONTRACT TERMINATION PENALTY": An obligation described in, as part of the terms of, a Service Subcontract to pay the Subcontractor a charge, fine, penalty, or other amount upon the termination or partial termination of that Service Subcontract, including any return to the Subcontractor of any equipment or goods held under that Service Subcontract.

     "SUBCONTRACTOR": A Person, other than an employee of EDS, who or which enters into a Service Subcontract with EDS.

     "TASK": Any one of the group of processes, procedures, or services that is described in a Schedule as constituting, or included in, a Service.

     "TERMINATION DATE": The date on which the Agreement is terminated in accordance with Section 13.1, without regard to any Transition Period.

     "THIRD-PARTY CLAIM": A claim of liability asserted against either Party by a Person other than the other Party or either Party's Indemnified Agents.

     "TRANSITION PERIOD": The maximum 180-day period after the Termination Date during which EDS shall, as USI reasonably requests, render one or more Services in accordance with Section 13.3(a) or provide transition assistance in accordance with Section 13.3(b).

     "USE-BASED SERVICE": A Service the Price for which is variable; or a Service the Price for which is a fixed rate, but the amount due for that Service is determined by or based upon, at least in part, the extent of the actual use of EDS' personnel or other assets.

     "USI": Unigraphics Solutions Inc., a Delaware corporation.

     "USI COMPANY": Any entity over which USI has Control.

     "USI'S REPRESENTATIVE": The individual agent or representative designated by USI to be USI's formal liaison with or representative to EDS for matters relating to the Agreement, having the (non-exclusive) authority and responsibility described in the Agreement.


     B. INTERPRETATIVE MATTERS. The Agreement is the result of the Parties' negotiations, and no provision of the Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

     1.   "including" or "include" does not denote or apply any limitation;

     2.   "or" has the inclusive meaning "and/or";

     3.   "$" refers to United States dollars;

     4. the singular includes the plural, and vice versa, and each gender includes each of the others;

     5. captions or headings are only for reference and are not to be considered in interpreting the Agreement;

     6. "Article" and "Section" refer to an Article and Section, respectively, of the Agreement, unless otherwise stated in the Agreement;

     7. an event to occur, an action to be performed, or a condition to be satisfied "by" or "as of" a stated date in the Agreement shall occur or be effective or satisfied no later than 5:00 p.m. on that date; and

     8. each reference to a time of day in the Agreement is to local time in Dallas, Texas, and "midnight" begins a day.

                          DISPUTE RESOLUTION APPENDIX
                       TO MANAGEMENT SERVICES AGREEMENT

     A. DEFINED TERMS. Various terms used in this Dispute Resolution Appendix, which begin with a capital letter, are defined in the Definitional Appendix to Management Services Agreement. In addition, the following terms used only in this Dispute Resolution Appendix have the corresponding meanings:

     "COMPLEX DISPUTE LIST': The "Complex Dispute List," or if that list is not then maintained by the American Arbitration Association, another list of individuals having similar qualifications maintained by the American Arbitration Association.

     "INITIAL EXECUTIVE REVIEW COMMITTEE": A committee consisting of the Manager
- Corporate Financial Analysis of EDS and the Controller of USI.

     "QUALIFICATIONS": Inclusion in the Complex Dispute List or having extensive knowledge or experience, or both, regarding management services similar to the Service or Services that are the subject of the Dispute.

     "SECOND EXECUTIVE REVIEW COMMITTEE": A committee consisting of the Vice President and Controller of EDS and the Chief Financial Officer of USI.

     "THIRD EXECUTIVE REVIEW COMMITTEE": A committee consisting of the President of USI and an Executive Vice President or Senior Vice President of EDS designated by either the Chief Executive Officer, President or Vice Chairman of EDS.

     The interpretative matters set forth in the Definitional Appendix also apply to this Dispute Resolution Appendix.

     B.   DISPUTE RESOLUTION PROCEDURE.

     1. General Procedure. Except as otherwise stated in the Agreement, the Parties shall resolve all Disputes in accordance with this procedure:

          (a) Each Party shall instruct its Representative to promptly negotiate in good faith with the other Party's Representative to resolve the Dispute.

          (b) If the Representatives do not resolve the Dispute within ten Business Days (or such longer period as the Representatives may agree) after the date of referral of the Dispute to them, the Dispute shall be referred (by either or both of the Representatives) to the Initial Executive Review Committee for resolution.

          (c) If the Initial Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) from the date of referral to it, the Dispute shall be referred (by that Committee or any of its members) to the Second Executive Review Committee for resolution.

          (d) If the Second Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) after the date of referral to it, either Party may submit the Dispute for resolution by the Third Executive Review Committee, who may submit the Dispute to non-binding mediation in accordance with Section B.2 of this Dispute Resolution Appendix.

          (e) If the Dispute is not resolved by the Third Executive Review Committee (if submitted to them) and is not submitted to or resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section B.3 of this Dispute Resolution Appendix (which, except as provided in Section 4 of this Dispute Resolution Appendix, shall be the sole means available for resolution of the Dispute).

A referral under any of Sections B.1(a), B.1(b), and B.1(c) of this Dispute Resolution Appendix shall be made by written notice to the Persons designated in the applicable Section or Sections. That notice shall be in a form described in the Agreement or an electronic mail message and addressed to each Person at his office address or electronic mail address; each notice shall be given and effective as described in the Agreement or, in the case of electronic mail, upon actual receipt. The date of referral is the last date that notice is given to all of the Persons to whom the Dispute must have been referred.

     2. Mediation. The mediation of an unresolved Dispute shall be conducted in this manner:

          (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree upon and appoint a sole mediator who has the Qualifications promptly after that notice is given.

          (b) If the Parties are unable to agree upon a mediator within ten days after the date the Dispute is submitted to mediation, either Party may request the Dallas office of the American Arbitration Association to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

          (c) The mediation shall be conducted in the Dallas metropolitan area at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within 20 days after the mediator is appointed.

          (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be final.

          (e) Each Party shall be represented in the mediation by at least its Representative or another natural Person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

          (f) The mediation shall be subject to Chapter 154 of Title 7 of the Texas Civil Practice and Remedies Code.

          (g) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in connection with the mediation. Neither Party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

     3. Arbitration. The arbitration of an unresolved Dispute shall be conducted in this manner:

          (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications, and at least one of those arbitrators must be included in the Complex Dispute List (unless no list of that kind is then maintained).

          (b) If the Parties are unable to agree upon any or all of the arbitrators within ten days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), either Party may request the Dallas office of the American Arbitration Association to appoint the arbitrator or arbitrators, who have the Qualifications (and at least one of whom must be included in the Complex Dispute List, unless no list of that kind is then maintained), necessary to complete the panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

          (c) The arbitration shall be conducted in the Dallas metropolitan area at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

          (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize discovery in accordance with the Federal Rules of Civil Procedure upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

          (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section B.3 of this Dispute Resolution Appendix. The Parties and the panel may, however, agree to vary the provisions of this Section B.3 of this Dispute Resolution Appendix or the matters otherwise governed by the Arbitration Rules.

          (f)  The panel has no power to:

               (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

               (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

               (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.

          (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

          (h) A Party or other Person involved in an arbitration under this Section B.3 may join in that arbitration any Person other than a Party if

               (i) the Person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section B.3 and the other provisions of this Dispute Resolution Appendix applicable to arbitration; and

               (ii) the panel determines, upon application of the Person seeking joinder, that the joinder of that other Person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other party to the arbitration.

          (i) The arbitration hearing shall be held within 30 days after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

          (j) The panel's final decision or award shall be made within 30 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, and shall be deemed issued at the place of arbitration. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience.

          (k) The panel's final decision or award may include: (i) recovery of Damages to the extent permitted by the Agreement or (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

          (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section B.3.

          (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

     4. Recourse to Courts. Nothing in the Dispute Resolution Procedure limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

          (a) enforce the Dispute Resolution Procedure, including the agreement to arbitrate in this Dispute Resolution Appendix;

          (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of Article 10 of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

          (c) challenge or vacate any final arbitration decision or award that does not comport with Section B.3 of this Dispute Resolution Appendix.

     5. Submission to Jurisdiction. Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Collin County, Texas. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

     6. Confidentiality. The proceedings of all negotiations, mediations, and arbitrations as part of the Dispute Resolution Procedure shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under the Dispute Resolution Procedure.

                             SCHEDULE OF SERVICES

                   APPENDIX TO MANAGEMENT SERVICES AGREEMENT

 MANDATORY SERVICES

  SCHEDULE I.................................................................. 2
  TAX ADMINISTRATION AND TAX RELATED SERVICES................................. 2
  SCHEDULE II................................................................. 5
  TREASURY SUPPORT............................................................ 5

 OPTIONAL SERVICES

  SCHEDULE III................................................................ 7
  ADMINISTRATION.............................................................. 7
  ADMINISTRATION SECURITY..................................................... 7
  ADMINISTRATION AVIATION..................................................... 8
  ADMINISTRATION TRAVEL....................................................... 8
  SCHEDULE IV................................................................. 9
  AUDIT....................................................................... 9
  SCHEDULE V..................................................................10
  OFFICE OF THE CHIEF INFORMATION OFFICER.....................................10
  SCHEDULE VI.................................................................12
  EMPLOYEE ADMINISTRATION.....................................................12
  SCHEDULE VII................................................................16
  FINANCE: CONTROLLER OF EUROPE, AMERICAS, & ASIA PACIFIC.....................16
  SCHEDULE VIII...............................................................17
  LEGAL.......................................................................17
  SCHEDULE IX.................................................................19
  GLOBAL PURCHASING GROUP.....................................................19
  SCHEDULE X..................................................................20
  REAL ESTATE.................................................................20
  SCHEDULE XI.................................................................21
  SHARED FINANCIAL SERVICES...................................................21
  SCHEDULE XII................................................................22
  EMPLOYEE RELATIONS..........................................................22
  SCHEDULE XIII...............................................................23
  IB Services.................................................................23

MANDATORY SERVICES

SCHEDULE I

TAX ADMINISTRATION AND TAX RELATED SERVICES

DESCRIPTION OF SERVICE: Tax Administration and Tax Related Services include tax research, tax planning, and tax return preparation in compliance with tax statutes and regulations. All tax services are a Mandatory service. The following tasks are Mandatory services to be provided to USI:

     .    Domestic Compliance
     .    Domestic Audit & Federal Audit
     .    State and Local Tax
          .    Sales Tax Compliance
          .    Use Tax Compliance
          .    Business Licenses Compliance
               .    State and Local Tax-Audits
               .    State and Local Tax-Reporting & Planning
          .    Property Tax and Compliance
          .    Property Tax Audit
     .    International Compliance
     .    Federal Planning
     .    International Planning


PRICE BASIS: These tasks are a combination of use-based and fixed prices as indicated in the schedule below.


     DESCRIPTION                                       METHODOLOGY                                                COSTS
------------------------------------------------------------------------------------------------------------------------------------

Domestic Compliance           Flat rate: 1 person's fully loaded costs for domestic income and      $80,000
                              franchise tax returns (Plus out of office expenses).
------------------------------------------------------------------------------------------------------------------------------------

                              Plus pass through direct costs for temporary workers and lawyers.     Rate from $30 an hour for
                                                                                                    temporary workers and $350 an
                                                                                                    hour for lawyers.
------------------------------------------------------------------------------------------------------------------------------------

Domestic & Federal Audit      Flat rate per year plus out of office expenses.  Cost basis assumes   $45,000 per audited tax year
                              slightly less than one person at fully loaded costs.  (Plus out of office expenses).
------------------------------------------------------------------------------------------------------------------------------------

                              Plus pass through direct costs for temporary workers and lawyers.     Rates ($30 an hour for temps and
                                                                                                    $350 an hour for lawyers)
------------------------------------------------------------------------------------------------------------------------------------

International Compliance      Average hourly rate of $70 (Plus out of office expenses).             Hourly rate of $70 (Estimated
                                                                                                    expenses of $136,000)
                              Pass through rates based on per country international rate quotes
                              from major accounting firm which EDS uses.                            $50 an hour to $450 an hour
------------------------------------------------------------------------------------------------------------------------------------

State & Local Tax-Sales,      Flat rate to file returns for sales, use, and business licenses       $40,000
Use, and Business Compliance  provided they do not exceed 600 in total per year (plus out of office expenses).
------------------------------------------------------------------------------------------------------------------------------------

                              Pass through charges will be charged if the returns are completed     $60,000 to $150,000 per year
                              by an external party.  The estimate for 1,000 returns (pure compliance-basic review) is $60,000 to $150,000 per year.
------------------------------------------------------------------------------------------------------------------------------------

State & Local Tax Property    Flat rate for property tax returns and payments provided that         $40,000
Tax Compliance and Audit      combined they do not exceed 600 "filings". (Plus out of office expenses).
------------------------------------------------------------------------------------------------------------------------------------

                              Pass through expenses at an                                           Hourly rate of $100 to $200
                              hourly rate
------------------------------------------------------------------------------------------------------------------------------------

State and Local Tax Audits    Part of the state audits. Cost is based on 10 hours a month at $70    $ 8,400
                              an hour.  Additional hours will be billed by the hour.
------------------------------------------------------------------------------------------------------------------------------------

State and Local Tax           Involves reviewing financial data and business activity to            $ 4,200
Reporting and Planning        determine EDS tax positions.  Cost based on 5 hours per month at
                              $70 per hour. Additional hours will be billed by the hour.
------------------------------------------------------------------------------------------------------------------------------------

International Planning        Involves reviewing financial data and business activity to            $15,000
                              determine EDS tax positions.  Cost based on 5 hours per month at
                              $70 per hour. Additional hours will be billed by the hour.
------------------------------------------------------------------------------------------------------------------------------------

Federal Planning              Involves reviewing financial data and business activity to            $10,000
                              determine EDS tax positions.  Cost based on 5 hours per month at
                              $70 per hour. Additional hours will be billed by the hour.
------------------------------------------------------------------------------------------------------------------------------------

Tax Support - Shared                                                                                $50,000
Financial Services
------------------------------------------------------------------------------------------------------------------------------------


The above amounts reflect estimated charges for 1998 based on 1997 services rendered to USI. Embedded in the estimates is a critical assumption that USI will be on EDS Systems (i.e. General Ledger, Accounts Receivable, Accounts Payable, Fixed Assets, etc.) and will have access to other information (i.e. taxability decisions in BTS and the On-Line Tax Manual). All internal estimates
are at cost.   To the extent that USI shall not be on EDS Systems, these costs will be revised to reflect any actual change in cost to EDS of providing these services on different systems.

The monthly invoiced amount to USI will be based on the amounts as outlined in the above schedule. The Tax SU may subcontract when necessary and all costs of subcontracting will be "passed-through" at EDS' cost to USI.

The charges for Tax Administration and Tax related Services will be invoiced monthly during the calendar year and the fixed amount will not vary if any one or more of the use-based tasks are discontinued.

The annual cost to provide the mandatory tax services is the sum of the fixed amount, the usage at the hourly rate, pass through costs, and any out of pocket expense. The estimated costs for tax administration and tax related costs for 1998 are $439,400, excluding out of office expenses and some pass through costs.

SCHEDULE II

TREASURY SUPPORT


DESCRIPTION OF SERVICE: The EDS Treasury SU shall provide USI centralized treasury support services. These are substantially the same treasury support services currently provided to other EDS SU's. The tasks to be performed by the EDS Treasury SU for USI consist of the following:

A.   Cash Management /Bank Account Services

     . All USI bank accounts will be managed by EDS Treasury, except as may be agreed by the Treasurer of EDS and the Chief Financial Officer of USI.
     . Accounts will be established with EDS' major cash management banks to facilitate intercompany transactions and minimize costs.
     . USI will be charged for all direct costs such as banking and wire transfer fees. Any incremental fees billed centrally to EDS will be rebilled to USI.

B.   Corporate Investment Management

     . All excess funds will be invested with EDS at a rate of LIBID minus .50%. U.S. investing will be provided by EDS and international investing will be provided by EDS Finance plc. LIBID shall equal LIBOR (defined below) minus 0.125%.
     . Any investing of USI funds with third parties will be performed by EDS and USI and will be charged for all direct costs associated with the transaction.

C.   Financing

     . Pursuant to the terms of a separate Credit Agreement entered into between EDS and USI concurrently with the execution of this Agreement, EDS will provide all funding at a rate of LIBOR (the Official British Bankers' Association one month LIBOR Fixings at 11:00 a.m. London time, as reported on Bloomberg) plus .50%. U.S. funding will be provided by EDS and international funding will be provided by EDS Finance plc.
     . Any third party financing (including equipment leasing) will be arranged by EDS and USI will be charged for all direct costs associated with the financing transaction(s).

D.   Foreign Exchange

     . Hedging - Any hedges will be provided by EDS International Treasury and will be done using internal forwards which will be charged to USI at the market rate (direct cost) that EDS has incurred for the hedge.
     . Foreign Currency Purchases/Sales - Any purchases/sales of a foreign currency made for/to a USI entity will be managed by EDS International Treasury and will be charged at the market rate (direct cost) incurred by EDS in executing the purchase/sale.


PRICE BASIS: The cost to USI for the services described in A. through D. above shall equal any third-party costs incurred by EDS in connection with such services. USI will not be responsible for general overhead and personnel costs of EDS for such services.

E.   Insurance Risk Management

     . Corporate Risk Management will assist USI in the negotiation of insurance policies to support USI's global operations.
     . EDS will provide coverage to USI under the following insurance policies and any extensions thereof. With respect to countries where USI has operations but EDS does not, no risk management services or policies will be provided to USI.

PREMIUM ALLOCATION SCHEDULE:

----------------------------------------------------------------------------------------------------------------------
                                                 PREMIUM ALLOCATIONS
----------------------------------------------------------------------------------------------------------------------
                   POLICY                           EFFECTIVE DATE                         EXPOSURE BASE
----------------------------------------------------------------------------------------------------------------------
                     US
----------------------------------------------------------------------------------------------------------------------
Errors & Omissions                                  1/1/98-1/1/99    Revenue as % of total EDS revenue
----------------------------------------------------------------------------------------------------------------------
Aviation Products Liability                         6/1/97-6/1/98    Aviation revenue as % of total EDS aviation
                                                                     revenue
----------------------------------------------------------------------------------------------------------------------
All Risk Property                                   6/1/97-6/1/98    Property Values
----------------------------------------------------------------------------------------------------------------------
Crime/Employee Dishonesty                           6/1/97-6/1/00    Revenue as % of total EDS revenue
----------------------------------------------------------------------------------------------------------------------
Directors & Officers Liability                      6/1/97-6/1/00    Revenue as % of total EDS revenue
----------------------------------------------------------------------------------------------------------------------
Fiduciary Liability                                 6/1/97-6/1/98    $2,000 per year
----------------------------------------------------------------------------------------------------------------------
General & Products Liability                        9/1/97-9/1/98    Revenue as % of total EDS revenue
----------------------------------------------------------------------------------------------------------------------
Auto Liability                                      9/1/97-9/1/98    # of vehicles  ($304 per vehicle in 1998)
----------------------------------------------------------------------------------------------------------------------
Auto Physical Damage                                9/1/97-9/1/98    # of vehicles ($400 per vehicle in 1998)
----------------------------------------------------------------------------------------------------------------------
Excess Liability                                    9/1/97-9/1/98    Based on ratio of USI's general & products
                                                                     liability and auto liability premiums to those
                                                                     of EDS
----------------------------------------------------------------------------------------------------------------------
Special Crime                                       9/30/97-9/30/98  $3,000 per year
----------------------------------------------------------------------------------------------------------------------
Int'l Property Difference in Conditions             6/1/97-6/1/98    Property Values
----------------------------------------------------------------------------------------------------------------------
              INTL. COVERAGE'S
----------------------------------------------------------------------------------------------------------------------
All Risk Property                                   6/1/97-6/1/98    Property Values
----------------------------------------------------------------------------------------------------------------------
Auto, General & Products Liability                  9/1/97-9/1/98    Various
----------------------------------------------------------------------------------------------------------------------

PRICE BASIS: The premiums payable by USI are set forth above with respect to Special Crime and Fiduciary policies and with respect to all others will be allocated according to the exposure base indicated above. The charges will be invoiced annually in advance at each policy renewal date. The estimated cost for 1998 is expected to be $160,000.

OPTIONAL SERVICES

SCHEDULE III

ADMINISTRATION
--------------

DESCRIPTION OF SERVICE: The services performed by the EDS-Administration SU will consist of the following*:

     .    Administration-Security
     .    Administration-Aviation
     .    Administration-Travel

* The EDS Administration SU may also perform CAS Administration Services. However, such services will be considered IB Services and not governed by the terms set forth in this Schedule.


ADMINISTRATION - SECURITY
-------------------------

The EDS Administration-Security SU will provide the following services and associated tasks to USI:

     .    Data security services
          .    Assign password ID's
          .    Maintain password ID's
          .    Provide and control access to EDS systems including the firewall and EDSNet.

     .    Physical security services for space occupied at EDS' Plano headquarters
          .    Provide security guards
          .    Provide locks and cameras
          .    Provide access control
          .    Provide fire detection systems

     .    Background Investigations and Drug Screening Services
          .    Provide an investigation background for new hires and existing employees
          .    Provide random drug testing


PRICE BASIS-: The foregoing tasks will be charged at the rates as indicated on the schedule below:

---------------------------------------------------------------------------------------------------------------
    SERVICES                 DESCRIPTION                      CHARGE BASIS              RATE          UNIT
---------------------------------------------------------------------------------------------------------------
Data Security      Assign & maintain password Ids      Monthly Charge per Logon.
---------------------------------------------------------------------------------------------------------------
                   Provide and Control
                   access to EDS systems
                   whether it be on the
                   firewall or EDSNET.
---------------------------------------------------------------------------------------------------------------
                                                       Network Logon ID                  0.50          ID
---------------------------------------------------------------------------------------------------------------
                                                       Logon ID to access a line         0.95      Application
                                                       item on a users menu.

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Physical Security  Provide security guards,            Monthly Charge Per SQ. FT of
                   locks, cameras, access              leased space at EDS' Plano        0.11        Sq. Ft.
                   control, and fire detection         headquarters
                   systems.
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Investigation      Services for prospective and        Flat rate per person screened
and Drug           existing employees (both            in the U.S.
Screenings         services).
---------------------------------------------------------------------------------------------------------------
                                                       Background Investigation -
                                                       U.S. only                        $33.00       Inquiry
---------------------------------------------------------------------------------------------------------------
                                                       Drug  Screening - U.S.,          $61.00       Screen
                                                       Canada, and Mexico
---------------------------------------------------------------------------------------------------------------

PRICE BASIS: The tasks to be performed are use-based. The monthly invoiced amount will be the product of the EDS Administration Security rates and the volume of products used. The costs will be invoiced monthly. Estimated costs for 1998 are $50,000.

ADMINISTRATION AVIATION
-----------------------

EDS Administrative Aviation provides private air transportation for executives to conduct EDS business.

PRICE BASIS: The rate charged to USI will be on a per flight hour to be determined prior to travel. The rate will be reviewed on an annual basis. The rate reflects the costs of EDS Aviation and will be invoiced on a usage basis. Estimated costs for 1998 are $50,000.

ADMINISTRATION TRAVEL
---------------------

EDS Administration Travel will provide the task of providing all business travel coordination, including air travel, hotel reservations, and automotive rental reservations, to USI.

PRICE BASIS: The charge for providing these services to USI will be the per transaction rate charged to EDS by its third party travel coordinator, which rate will be the same rate charged to other EDS business units. The charge includes the price of the airfare, car rental, or hotel charge. This charge will be offset by the commission that EDS receives from the airline, hotel, or car rental company, which commissions will be given back to USI as a credit in the billing process. The tasks to be performed are use-based. The monthly invoiced amount will be the product of the EDS Travel rate and the number of transactions.

SCHEDULE IV

AUDIT

The external audit of USI will be conducted by EDS' independent auditors, currently KPMG Peat Marwick LLP. Audit services may include, but are not limited to, the following services:

 .    Audit of USI's year end consolidated financial statements for filings with the Securities Exchange Commission (SEC),
 .    Statutory audits of the various foreign legal entities that are part of USI
 .    Review of quarterly and other filings with the SEC.

USI and EDS will be jointly responsible for engaging the external auditors' and negotiating the fees for audit work. The engagement of independent certified public accountants is, however, subject to approval by the Audit Committee of USI's Board of Directors (once such committee is established) based upon the recommendations of management. EDS and USI will negotiate fees with such accountants in a timely manner to ensure that such fees are communicated to the Audit Committee of EDS' Board of Directors within the required time. In addition, USI will formally communicate to EDS a summary of actual audit fees incurred on an annual basis along with explanations for variances from previously negotiated amounts as well as fees paid for accounting, tax, and management advisory services.


PRICE BASIS: It is anticipated that the costs for the above services for all audit work performed domestically and internationally will be billed directly to USI by the external auditors. To the extent that EDS processes payables for USI in foreign locations, external audit fees will be paid by EDS and charged to USI at the amounts identified on the billings. In the event that audit fees for EDS and USI are submitted on the same billing and such billing contains out-of-pocket expenses which are not specifically identifiable to EDS or USI, such expenses will be allocated to each party in direct proportion to their audit fee.

SCHEDULE V

OFFICE OF THE CHIEF INFORMATION OFFICER

DESCRIPTION OF SERVICES: The tasks to be performed by the Office of the Chief Information Officer (CIO) SU will consist of the following:

     .    Ensure the operations of production cycles and on-line availability
     .    Correct production problems
     . Make systems modifications to meet requirements from entities external to EDS such as known International, Federal, State and local statutory requirements or regulations.
     .    Support the audit of corporate systems
     .    Support disaster recovery activities to related corporate systems.
     .    Perform run-time improvements

PRICE BASIS: The above tasks will be charged according to the following schedule:

                            SYSTEM CHARGES FOR USI
                            ----------------------


-----------------------------------------------------------------------------------------------------------------
               SYSTEM/FUNCTION                                 DESCRIPTION                        1998 COST
-----------------------------------------------------------------------------------------------------------------
PRODUCTION SUPPORT                                                                                  ('000)
-----------------------------------------------------------------------------------------------------------------
  CORPORATE PEOPLE SYSTEMS
-----------------------------------------------------------------------------------------------------------------
  CAS Tech Support                                Corp Admin System Support                        $17.8
-----------------------------------------------------------------------------------------------------------------
  Travel                                          Travel System                                     $5.9
-----------------------------------------------------------------------------------------------------------------
  Real Estate                                     Real Estate System                                $4.0
-----------------------------------------------------------------------------------------------------------------
  EARS Workflow                                   European SAP Workflow                             $9.9
-----------------------------------------------------------------------------------------------------------------
  Payroll                                         Payroll System                                   $23.8
-----------------------------------------------------------------------------------------------------------------
  Employee Admin - Other                          Employee Benefits System                          $9.9
-----------------------------------------------------------------------------------------------------------------
  Employee Admin - Relocation                     Relocation System                                 $2.0
-----------------------------------------------------------------------------------------------------------------
  ED WEB Prod Support/Coordination                All Employee Development                         $13.9
-----------------------------------------------------------------------------------------------------------------
  Compensation/People Info                        Compensation Info System                         $11.9
-----------------------------------------------------------------------------------------------------------------
                                                  TOTAL CORPORATE PEOPLE SYSTEMS                   $99.1
-----------------------------------------------------------------------------------------------------------------
  FINANCIAL SYSTEMS
-----------------------------------------------------------------------------------------------------------------
  Financial Acctg/AR/GCC/Billing                  Financial Systems                                $50.9
-----------------------------------------------------------------------------------------------------------------
                                                  TOTAL FINANCIAL SYSTEMS                          $50.9
-----------------------------------------------------------------------------------------------------------------
  PURCHASING SYSTEMS
-----------------------------------------------------------------------------------------------------------------
 Inventory                                        Fixed Assets Systems                              $4.8
-----------------------------------------------------------------------------------------------------------------
 Payment/Asset Mgmt                               Vendor Payment/Asset Mgmt Systems                 $6.7
-----------------------------------------------------------------------------------------------------------------
 Management Reporting                             Management Reporting Systems                     $12.4
-----------------------------------------------------------------------------------------------------------------
 GPG Production                                   Global Purchasing Systems                        $14.3
-----------------------------------------------------------------------------------------------------------------
 Data Warehouse                                   Other Purchasing Systems                         $12.4
-----------------------------------------------------------------------------------------------------------------
 GPG WEB                                          Other Purchasing Systems                          $1.0
-----------------------------------------------------------------------------------------------------------------
                                                  TOTAL PURCHASING SYSTEMS                         $51.6
-----------------------------------------------------------------------------------------------------------------
        OTHER SYSTEM/FUNCTIONS
-----------------------------------------------------------------------------------------------------------------
 Security                                         Information Security                             $16.8
-----------------------------------------------------------------------------------------------------------------
 Client Server Applications                       Support of Lan/Wan Servers                       $21.2
-----------------------------------------------------------------------------------------------------------------
 Corporate People Systems - Intl                                                                   $14.3
-----------------------------------------------------------------------------------------------------------------
 Financial Systems - Europe                                                                        $39.7
-----------------------------------------------------------------------------------------------------------------
 Mid Range Support                                Support of the above Production Systems          $89.5
-----------------------------------------------------------------------------------------------------------------
 Year 2000 Project                                Y2k related expense for all EDS internal used   $107.8
                                                  systems.
-----------------------------------------------------------------------------------------------------------------
 SAP Mexico                                       System, Application, Products                    $15.4
-----------------------------------------------------------------------------------------------------------------
 TAC                                              Technical Assistance Center Helpdesk             $20.7
-----------------------------------------------------------------------------------------------------------------
 IT Planning                                      Information Technology Planning                  $10.1
-----------------------------------------------------------------------------------------------------------------
 CIO                                              Office of the CIO                                $60.6
-----------------------------------------------------------------------------------------------------------------
                                                  TOTAL OTHER SYSTEM/FUNCTIONS                    $396.1
-----------------------------------------------------------------------------------------------------------------
                                                  TOTAL                                           $597.7
-----------------------------------------------------------------------------------------------------------------

PRICE BASIS: The tasks to be performed are fixed rates but were based on a variable factor of headcount. The monthly invoiced amount will be the product of the Office of the CIO SU rates per system as denoted on the above schedule.

SCHEDULE VI

EMPLOYEE ADMINISTRATION

DESCRIPTION OF SERVICES: The EDS Employee Administration SU renders employee administration related services. The information contained below is divided into the following regions; United States, Europe, Asia Pacific, South and Central America, Canada, and Mexico. The functions supported by the Employee Administration SU are not the same around the world. In some countries, Employee Administration will have functions that may be included in another SU within the United States such as labor relations. The assumption in the rates outlined below is that all worldwide USI employees will stay on EDS human resource systems, benefits, and programs. To the extent that USI shall not be on EDS' systems, these costs will be revised to reflect any actual change in cost to EDS of providing these services on different systems.

UNITED STATES
-------------

The services provided to USI in the United States will be based on four main components.

The first component is the plan costs (as opposed to the administrative costs to run the plans). These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the United States pricing methodology is the administrative costs to run the benefits and services not included in the Health Plan outlined above. The following benefits and services will be provided to the extent they are offered to other EDS employees and will be charged to USI on a monthly basis. The monthly rate per person for providing these tasks to USI will be $30.06 per person.

     .    Payroll
     .    Lifekey Facilities and Programs
     .    Recognition Services
     .    Dependent Care Voucher and Referral Program
     .    Length of Service Award Program
     .    Employee Discount Programs
     .    Health Spending Account Programs
     .    Plano and Herndon Mailroom and Switchboard
     .    Retirement Plan
     .    Unemployment Processing
     .    Deferred Compensation Plan
     .    Workers' Compensation Program
     .    Transition/Acquisition/New Business Support
     .    Employee Handbook Expense
     .    Stock Purchase Plan
     .    Benefit Development
     .    PerformanceShare Program

The third component of the United States pricing methodology is the administrative costs for the relocation program. USI will be charged when a relocation is requested. The rates are broken down by homeowner and non-homeowner and the benefits given below.

               $244 Non-homeowners: This includes counseling regarding the approved benefits, processing of all expense reports, arranging the van line services, and tax assistance reporting.

               $600 Homeowner Closing Services: In addition to above this will include counseling with the employee regarding the marketing of their home and administering the paperwork to handle the closing of the home.

             $1,400 Homeowner Purchase of Former Home: In addition to above this will include reviewing appraisals and inspections on the home, making an offer to purchase the home, and marketing the home if it comes into the relocation inventory.

Each US relocation will receive at least the non-homeowner services and may also receive the homeowner closing services and homeowner purchase of former home.

The fourth component of the United States pricing methodology is the administrative costs for the expatriate program. USI will be charged when a expatriate assignment is requested. The monthly rates would be charged for each employee on an expatriate assignment until the employee returns to their home
country.   The monthly rate will be $70.92 per person.

EUROPE
------

The pricing methodology in Europe is based on two components. These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the European pricing methodology is the administrative costs of the Human Resource departments in each country. This will be billed as a monthly rate per person. Each country will provide the following services to the extent offered to other EDS employees in that country.


     .    Staffing
     .    Employee Communication
     .    Transition/Acquisition/New Business Support
     .    Country Specific Education
     .    English as a Second Language Training
     .    Benefits Processing
     .    Leadership Training
     .    Travel Services
     .    Payroll Services
     .    EARS Support
     .    Labor Relations
     .    Expatriate Administration
     .    Compensation Administration

The monthly per person rate for performing these tasks for USI is $93.10.

ASIA PACIFIC
------------

The pricing methodology in the Asia Pacific region is based on two components.

The first component is the plan costs (as opposed to the administrative costs to run the plans). These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the Asia Pacific regional pricing methodology is the administrative costs of the Human Resource departments in each country. This will be billed as a monthly rate per person. Each country will provide the following services to the extent offered to other EDS employees in that country.

     .    Staffing
     .    Employee Communications
     .    Country Specific Education
     .    Transition/Acquisition/New Business Support
     .    English as a Second Language Training
     .    Benefits Processing
     .    Leadership Training
     .    Payroll Services
     .    Compensation Administration
     .    Labor Relations
     .    Expatriate Administration

The monthly per person rate for providing these tasks to USI will be $120.32.


SOUTH AND CENTRAL AMERICA
-------------------------

The pricing methodology in the South and Central America region is based on two components.

The first component is the plan costs (as opposed to the administrative costs to run the plans). These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the South and Central America regional pricing methodology is the administrative costs of the Human Resource departments in each country. This will be billed as a monthly rate per person. Each country will provide the following services to the extent offered to other EDS employees in that country.


     .    Staffing
     .    Employee Communications
     .    Transition/Acquisition/New Business Support
     .    Benefits Processing
     .    Compensation Administration
     .    Country Specific Education
     .    Payroll Services
     .    English as a Second Language Training
     .    Leadership Training
     .    Labor Relations
     .    Expatriate Administration

The monthly per person rate for providing these tasks to USI is $79.14.

CANADA
------

The pricing methodology for Canada is based on two components.

The first component is the plan costs (as opposed to the administrative costs to run the plans). These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the Canada pricing methodology is the administrative costs of the Human Resource department in Canada. This will be billed as a monthly rate per person. Canada Human Resources will provide the following services to the extent offered to other EDS employees within Canada:

     .    Staffing
     .    Employee Communications
     .    Transition/Acquisition/New Business Support
     .    Country Specific Education
     .    Leadership Training
     .    Expatriate Administration
     .    Benefits Processing
     .    Payroll Service
     .    Labor Relations
     .    Compensation Administrator

The monthly per person rate for providing these tasks to USI will be $89.65.


MEXICO
------

The billing methodology for Mexico is based on two components.

The first component is the plan costs (as opposed to the administrative costs to run the plans). These costs are IB Services and will be billed directly through the local financial or human resource systems to the FIDs that have employees. The costs include governmental taxes and benefits including pension benefits.

The second component of the Mexico pricing methodology is the administrative costs of the Human Resource department in Mexico. This will be billed as a monthly rate per person. Mexico Human Resources will provide the following services to the extent offered to other EDS employees within Mexico:

     .    Staffing
     .    Labor Relations
     .    Transition/Acquisition/New Business Support
     .    Country Specific Education
     .    Benefits Processing
     .    Leadership Training
     .    Compensation Administration
     .    Expatriate Administration

The monthly per person rate for providing these tasks to USI is $81.66. This rate does not include Corporate Apartments, Physical Security, and Facility Services which will be retained by the EDS Mexico SU.

A summary of the rates for Employee Administration are as follows:

     SUMMARY                                              MONTHLY RATE
     -------                                              ------------

     Employee Administration - Europe                     $ 93.10   per person
     Employee Administration - US                         $ 30.06   per person
     Employee Administration - Asia Pacific               $120.32   per person
     Employee Administration - South & Central America    $ 79.14   per person
     Employee Administration - Canada                     $ 89.65   per person
     Employee Administration - Mexico                     $ 81.66   per person


PRICE BASIS: Each of the tasks described above will be performed on a per person basis. The price is based on EDS Employee Administration costs. The estimated 1998 costs for these tasks are $1,279,200.

SCHEDULE VII

FINANCE: CONTROLLER OF EUROPE, AMERICAS, & ASIA PACIFIC


DESCRIPTION OF SERVICES:


1) The Controller organization will in the countries in which USI operates provide accounting services to specified USI entities, which will be comprised of the following: .


Generally, maintenance of proper books of account and records, in accordance with local law and accounting requirements, including

     . Regular and timely Balance Sheet reconciliations for centrally controlled accounts (i.e Cash, Accounts Receivable-Billed, Payroll, Fixed Assets Control Accounts etc). USI financial staff have the responsibility to provide EDS staff with regular, adequate, and timely backup and account reconciliations for "Operations account balances" (such as Accrued Revenue, Accrued Expenses, etc). EDS staff will have final responsibility for maintaining proper books of account.
     . Reporting local currency results in accordance with US GAAP into the EDS Corporate Reporting records
     . Provides USI appropriate access to all of the EDS accounting and reporting systems
     . Adequate documentation, where agreed, to support billings made to USI for services provided under this section of the agreement

2) EDS will, in all counties in which USI operates, provide additional services known as " Shared Financial Services for Europe, Americas and Asia Pacific" comprising the following:

     . Accounts Receivable Support (Billing support, maintaining customer accounts, collections)
     .    Maintenance of Fixed Asset Records
     . Accounts Payable Support (Recording and payment of vendor invoices and maintaining vendor accounts)
     . Paying USI employees' salaries and related payments on time and in accordance with local law, based on information provided by USI management.
     . Preparing and filing of local sales and social security tax returns (for example, VAT and payroll taxes), on time and in accordance with local law.
     . Preparation and filing of annual statutory financial statements, in accordance with local law

     Note: USI staff will be responsible for providing all information required for these services to be performed in a timely manner, including, for example, approval authority levels, salary data, and billing data. USI staff will be responsible for approving vendor invoices, customer credit memos, and employee payments of any kind.

     Note: Where today the preparation of local tax returns and/or statutory financial statements is not carried out by EDS staff, USI will be responsible for the additional cost of such preparation.

PRICE BASIS: The costs for 1998 for these services will be $850,000 collectively for Europe, Asia Pacific and the Americas. The charge will be invoiced monthly during the calendar year. The 1999 costs will be determined based, among other matters, on accounting systems to be used. EDS will not support the MSA accounting and related systems in 1999. Any change in accounting systems used to provide the above services may result in a change in the cost to provide such services.

SCHEDULE VIII

LEGAL


DESCRIPTION OF SERVICES: Tasks will consist of the rendering of professional legal services for matters in the listed below. The delivery of services, or the withdrawal of any of member of the EDS Legal Affairs professional staff from the delivery of services under this provision, as well as the price for services, is in all cases subject to the professional and ethical standards imposed on individuals engaged in the practice of law in the jurisdictions where services are rendered.

1. Legal advice and consulting in the following practice areas on matters concerning or related to the sale and delivery of USI's products and services:

     .    Commercial Transaction Law, limited to:
               New Business Development
               Customer Contract Formation
               Customer Contract Performance

     .    Corporate Law, limited to:
               Mergers and Acquisitions
               Real Estate
               Corporate and Securities Law Compliance
               Equipment Finance and Equipment Leasing
               Hart-Scott-Rodino Antitrust Improvements Act compliance International transactions

     .    Import and Export Law, limited to
               Import of product, data, and intellectual property
               Export of product, data, intellectual property

     .    Intellectual Property Law, limited to
               Patent Review and Application
               Copyright
               Product Licensing

     .    Commercial Litigation, limited to
               Pre-litigation advice and consultation

     .    Employment and Labor Law, limited to
               Pre-litigation advice and consultation

     Advice and consultation regarding other practice areas may be provided on an "as available basis" at the sole discretion of EDS' Legal Affairs division. The foregoing services are limited to advice and consultation. It is not intended that these services will extend to representation of USI beyond such advice and consultation of USI in connection with transactional matters, such as mergers, acquisitions, dispositions, joint ventures or commercial contracting, litigation or governmental proceedings or investigations, financing transactions, or the establishment or amendment of benefit plans.

2. Selection, retention, and oversight of outside counsel when a request is subcontracted to outside counsel. Legal advice and consultation in the foregoing practice areas may be subcontracted by EDS Legal Affairs as it deems necessary.

3. Selection retention and oversight of outside counsel when the legal services requested or required are outside the scope of the practice areas described above.

4. Corporate secretarial services for USI and any subsidiaries incorporated in the U.S., limited to:
          Administration of minute books
          State corporate qualifications, withdrawals, name changes and assumed name filings.

Outside counsel shall be retained at the discretion EDS Legal Affairs considering the nature, practice area, complexity, and schedule for the legal services requested or needed by USI.

USI shall designate a limited number of executives, not to exceed three, who shall be authorized to request the services described on this Schedule, and EDS Legal Affairs shall designate a point of contact for USI in each subject matter area of service described on this Schedule.

PRICE BASIS: The price for the foregoing services described in 1 through 3 above shall be $175,000 per year, which hall be prorated and billed in 12 equal monthly amounts. Such rate is based on 1,500 hours of professional consultation and advice from EDS Legal Affairs staff, including hours spent in supervision of outside counsel, plus an estimate for corporate secretarial services. EDS Legal Affairs shall not be obligated to provide services in excess of 1,500 hours per year.

Fees and other costs related to the services provided by outside counsel shall be the sole responsibility of USI and shall billed by the provider to USI and paid by USI direct to the provider.

SCHEDULE IX

GLOBAL PURCHASING GROUP


DESCRIPTION OF SERVICES: The services to be performed by EDS Global Purchasing Group will consist of the following:

     .    Management of supplier relationships.
     .    Maintenance of day to day operations and processes.
     . Strategically source the number and geographic capabilities of suppliers for all commodities and services for EDS and its customers.
     .    Lead purchasing with best practice processes and technology.
     .    Provide volume based discounts.
     .    Negotiate purchasing agreements.
     .    Staffing for new business.

PRICE BASIS: These tasks will be billed on both a fixed price and usage based rate. The fixed price rate for 1998 will equal $210,600 (determined based on 2 FTE's at a cost of $65,000 per FTE ($130,000) and a fee of .2% of USI's 1997 expenses ($80,600)). The usage based rate will equal $3.90 per purchase order (based on an estimated 2,557 purchase orders per month) the usage based component of the 1998 charge for purchasing services would equal $119,668. Based on such estimated usage-based charges, estimated 1998 costs would equal $330,268.

The foregoing rates are based on EDS Global Purchasing Group costs. The charges will be invoiced monthly during the calendar year.


Third Party License Agreements: During 1998, USI will pay EDS $100,000 per year as consideration for the usage of any products under EDS' License Agreement with Computer Associates Inc. Future costs beyond 1998 will be determined by EDS and USI based on USI's usage of products under that License Agreement. For other third party license agreements, to the extent USI utilizes any products thereunder USI and EDS will agree upon the price to be paid by USI to EDS based on USI's usage and the market price of the product.

SCHEDULE X

REAL ESTATE


DESCRIPTION OF SERVICES: EDS Corporate Real Estate will provide Project Management, Proposal Support, Contract Closedown, Due Diligence, Interior Design, Facility Management, Engineering, Lease Audit, and Technical Facility Design services to USI:

The tasks to be performed by EDS Corporate Real Estate will consist of the following:

     .    Provide comprehensive services to locate, lease, and outfit space
     .    Provide real estate project management from identifying project to move in
     .    Provide information necessary to support business proposals
     .    Provide support to close facilities
     . Conduct research and analysis of real estate documents and issues to assist in making decisions regarding potential acquisitions involving lease or owned facilities
     . Establish standard and layouts for optimum space utilization based on account needs
     . Coordinate the acquisition, installation, rehabilitation, and disposal of all furniture
     . Provide building maintenance and repair, building engineering, janitorial, warehousing support, consulting, vending and food services for occupancy pools
     . Provide consulting services related to analysis of soils, structures, environmental issues, hazardous materials, power and a/c requirements and assessment of new technology in the construction industry
     .    Provide overall lease administration
     . Review landlord operating expenses to ensure compliance with lease agreement
     . Review all existing and new contracts to ensure insurance requirements are being met
     . Review existing utility rates and negotiate with local utilities for maximum cost savings


PRICE BASIS: The tasks to be performed are usage-based. The monthly invoiced amount will be the product of the EDS Corporate Real Estate's hourly rate of $50 and the billable hours required to perform the tasks described above. The charges for the Corporate Real Estate Service will be invoiced monthly.

SCHEDULE XI
SHARED FINANCIAL SERVICES - US ONLY


DESCRIPTION OF SERVICES: EDS Shared Financial Services will provide the following services in the United States:

----------------------------------------------------------------------------------------------------------------------
                                               SERVICES PROVIDED TO USI
----------------------------------------------------------------------------------------------------------------------
EMPLOYEE EXPENSE/ADVANCE               Payment of employee expense reports and advances. Control of accounting records and monthly close activities.  Providing help desk assistance and fulfillment of record retention requirements.
----------------------------------------------------------------------------------------------------------------------
PURCHASE ORDER PAYMENT                 Payment of PO based transactions for services/equipment provided by vendors.
                                       The control of accounting records, capital project expenditures and monthly close activities.  Providing help desk assistance and fulfillment of record retention requirements.
----------------------------------------------------------------------------------------------------------------------
SUNDRY INVOICE PAYMENT                 The payment of non-purchase order based transactions for services or equipment provided by vendors.  The control of accounting records and monthly close activities.  Providing help desk assistance and fulfillment of record retention requirements.
----------------------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT                       Capital Assets:  Set up and maintenance of items meeting capital asset criteria.  The control of accounting records and monthly close activities.
                                       Providing help desk assistance and fulfillment of record retention requirements.

                                       INVENTORY MANAGEMENT:  The tracking of non-resale inventory items and the reconciliation of physical inventory to inventory records.

                                       RENT AND LEASE MAINTENANCE ITEM MANAGEMENT:  The tracking and maintenance of records for rented and leased items with maintenance agreements.

----------------------------------------------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE                    The recording and monitoring of customer receivables.  The control of
                                       accounting records and monthly close activities.   Providing help desk
                                       assistance and fulfillment of record retention requirements.
----------------------------------------------------------------------------------------------------------------------
COLLECTIONS                            The activities associated with the investigation and collection of past due and aging accounts receivables.
----------------------------------------------------------------------------------------------------------------------


PRICE BASIS: The rates for performing the tasks to USI are shown in the following schedule.

-----------------------------------------------------------------------------------------------------------
                        PROCESS                            1998 COST         PER UNIT         CURRENT USI
                                                                                                 USAGE
-----------------------------------------------------------------------------------------------------------
Asset Management                                                 $0.24     Active Asset               5,868
-----------------------------------------------------------------------------------------------------------
PO Payment (1)
-----------------------------------------------------------------------------------------------------------
Sundry Payment                                                   $1.48        Payment                   474
-----------------------------------------------------------------------------------------------------------
Expense Report Payment                                           $2.13    Expense Report              1,000
-----------------------------------------------------------------------------------------------------------
Receivables                                                      $2.82   Customer Invoice             4,800
-----------------------------------------------------------------------------------------------------------
Collections                                                      $4.39   Past Due Invoice             2,500
-----------------------------------------------------------------------------------------------------------

(1) Payments for purchase orders will be governed under the purchasing services provided pursuant to Schedule IX

PRICE BASIS: The tasks to be performed are usage-based. The monthly invoiced amount will be the product of the EDS Shared Financial Services rates and the volume of the tasks performed. The usage based services will be invoiced monthly. In 1998, the estimated costs for these services is $345,000.

SCHEDULE XII

EMPLOYEE RELATIONS

Employee Relations will provide the following services to USI:

     . Develop and submit government reporting to include the VETS 100, EEO 1s, and the Affirmative Action Plans (AAPs)
     . Employee Relations shall provide consulting on AAP, Wage and Hour , and EEO compliance.
     . Employee Relations shall provide support with charges of discrimination or related governmental audits.

PRICE BASIS: The charge for the above services will be $1,000 per month, plus costs of any travel related expenses incurred in support of such services.

SCHEDULE XIII

IB SERVICES

Mantime and Infrastructure Services:

The following services represent mantime and infrastructure services provided to USI by EDS. These services are project oriented and are initiated at the field level to meet specific project needs or to leverage EDS systems and/or expertise. Rates and terms for these engagements will be established and maintained at the field level.

Mantime
 .    Technical Project Support          Technical Resources for Unigraphics and
                                        IMAN customer projects
 .    Operations                         Support of St. Louis Data Center and
                                        Client server support
 .    Industry Services Support          Technical Support of  Commercial Sales
                                        activities


Infrastructure & Communications
 .    US                                 LAN connectivity & management for St.
                                        Louis office and EDS*LINK backbone USI
                                        will continue to have interconnects
                                        between the USI private network and the
                                        corporate network.
 .    Non US                             WAN/LAN connectivity & management for
                                        USI's non-US offices. EDS is providing
                                        EDS*LINK backbone and EDS*LAN network
                                        connectivity to these offices.

 .    Systems                            Use of EDS Purchasing system (RADS,
                                        PICS) and EDS Administrative Electronic
                                        Forms and Email system (Officevision)


Employee Administration:

The costs outlined below assume that all worldwide USI employees will stay on EDS human resource systems, benefits, and programs.

             Retirement Plan            A monthly charge of 3.5% of the yearly
                                        earnings of the employees for the
                                        Retirement Plan.

                 Health Plan            A monthly charge of $300 per person will
                                        be charged directly to the FID that
                                        receives the employee's salary via the
                                        payroll system. This charge includes the corporate cost for Medical, Dental, Life
                                        Insurance, Personal Accident Insurance,
                                        Disability Insurance, the Employee
                                        Assistance Program, and the Adoption
                                        Assistance Program.

               Payroll Taxes            Charges for FICA, FUTA, and SUTA will be
                                        accessed by the payroll system to each
                                        FID that has employees based on their
                                        salary and location.

              Stock Purchase            An amount equal to 15% of the fair
                                        market price of EDS stock when purchased by USI employees through the Stock
                                        Purchase Plan will be charged via
                                        Intercompany bill on a monthly basis.
                                        The amount will depend upon the stock
                                        price and the employee participation in
                                        the plan.

          Relocation Program            The administrative costs are outlined in
                                        Schedule VI above and will be a per
                                        relocation rate.

          Expatriate Program            The actual costs associated with an
                                        expatriate employee based on the package given by the employee's leader will be charged directly to the appropriate FID.
                                        This includes US employees going on
                                        assignment outside the US and vice
                                        versa. The costs include the salary,
                                        benefits, and taxes for the employee as
                                        well as the tax return preparation for
                                        US and in-country governments of $2,600
                                        to $3,000 per expatriate. THE
                                        ADMINISTRATIVE COSTS AND THE MONTHLY
                                        CHARGES PER PERSON ARE OUTLINED IN
                                        SCHEDULE VI.

            PerformanceShare            USI employees who currently hold a
                                        PerformanceShare may continue to hold
                                        such benefit in accordance with the
                                        terms of that plan (however, they may
                                        not be eligible for any future grants).
                                        The employee FICA taxes associated with
                                        the W-2 earnings created due to the
                                        difference between the grant price and
                                        the exercise price per share will be
                                        charged at a corporate level as each
                                        employee exercises their stock options.
                                        The expense for USI employees will be
                                        borne by EDS.

                       Other Any compensation (including, without limitation, salary, bonus or equity incentive compensation) paid by EDS to USI employees on behalf of USI shall be treated as an IB Service and billed to USI.